COMPLIANCE

AND

SUPERVISORY

PROCEDURES

MANUAL

Revised August 2015

INTRODUCTION

EXECUTIVE SUMMARY

CODE OF ETHICS
Duties of Covered Persons	10
Fiduciary Capacity	15
Personal Securities Transactions	17
Gifts and Entertainment	23
Political Contributions	24
Whistleblower Policy	26
Outside Business Activities	27

REGISTRATION AND LICENSING	Section 2
Registration	28
Form ADV	28
Review and Updating of Form ADV	28
Regulatory Reporting	28
State Licensing and Registration	29

COMPLIANCE REVIEW	Section 3
Designation of Responsibility	31
Duties

BOOKS AND RECORDS	Section 4
General Storage Requirements	32
Corporate Records	34
Storing of Books and Records Using Electronic Media	34

CLIENT ACCOUNTS AND DOCUMENTS	Sections 5
Purpose	36
Client Contracts	36
Disclosure Documents	37
Custody of Client Assets	38
Performance Fees	40

ADVERTISING	Section 6
Regulation	42
Definition of Advertising	42
Prohibited References	42
Review and Approval	42
Testimonials	42
Past Recommendations	43
Use of Graphs, Charts and Formulas	44
Performance Advertising	44
Use of Hedge Clauses	44
Financial Planning Referral Programs	45

DISCLOSURE REQUIREMENTS	Section 7
Responsibility	46
Brochure Rule	46
Disciplinary Disclosure	46
Financial Disclosure	47
Wrap Fee Program Disclosures	47
Compensation	48

PORTFOLIO MANAGEMENT	Section 8
Goal	52
General Policy	52
Proxy Voting	52

PRINCIPAL AND AGENCY CROSS TRANSACTIONS	Section 9
Review	54
Principal Transactions	54
Agency Cross Transactions	54

TRADING/PROHIBITED TRANSACTIONS	Section 10
Prohibitions	56
Trade Allocation	56
Exclusion of the Company from the Definition of Investment Company	58
Block Trading	59
Securities Pricing	59
Soft Dollar Practices	61
Error Corrections	65
Best Execution	65

INSIDER TRADING	Section 11
Supervisory Responsibility	67
Section 204A of the Adviser Act	67
Definitions	67

ERISA CONSIDERATIONS	Section 12
Responsibility	70
Definition of ERISA Plan	70
Fiduciary Obligations under ERISA	70
Prudent Man Standard	70
Appropriate Consideration	70
Investment Policy Statement	71
Directed Brokerage/Soft Dollar Services	71
Use of Affiliated Brokers	71
Use of an Affiliated Mutual Fund	72
Performance Fees	72
Proxy Voting	72
Responding to Tender Offers	72
ERISA Bonding Requirements	72
Dual Fees	72
Self-Dealing	73
Prohibited Transactions	73

COMPLAINTS	Section 13
Supervisory Responsibility	75
Definition	75
Handling of Customer Complaints	75

CORRESPONDENCE	Section 14
Responsibility	77
Location through Which Correspondence May be Sent or Received	77
Records	77

ELECTRONIC COMMUNICATIONS	Section 15
Supervisory Responsibility	80
Review	80
Advertising and Sales Literature	80

SAFEGUARDS	Section 16
Purpose	82
Data Backup Procedures	83
Access to Client Information	84

INTRODUCTION

A.	Purpose

This manual contains the written supervisory policies and procedures of Elk Creek Partners, LLC (“the Company” or “Elk Creek Partners”) that are to be followed in the conduct of business. The purpose of this manual is to help ensure that Elk Creek Partners conducts its business in compliance with all applicable federal and state laws, rules and regulations and in keeping with the highest level of professional and ethical standards.

B.	Guidelines Only

The information and procedures provided within this manual represent guidelines to be followed by Elk Creek Partners’ supervisory personnel and are not inclusive of all laws, rules and regulations that govern the activities of the Company.

C.	Amendments

Elk Creek Partners will amend this manual from time to time as appropriate to reflect changes in Elk Creek Partners’ policies and procedures, changes in the business and regulatory environment.

D.	Questions

Any questions concerning the policies and procedures contained within this manual or regarding any regulations should be directed to the appropriate supervisor or to the CCO.

E.	Use of Manual

All members or employees of Elk Creek Partners are required to read this manual and to sign an acknowledgment of receipt and acceptance of responsibilities reflected in this manual. Copies of this manual shall be maintained, either in paper or electronic format, in the Main Office and at all other office locations where Elk Creek Partners conducts business.

F.	Limitations on Use

Elk Creek Partners is the sole proprietor of all rights in this manual and it must be returned to Elk Creek Partners immediately upon termination of employment. The information contained herein is confidential and proprietary and may not be disclosed to any third-party or otherwise shared or disseminated in any way without the prior written approval of Elk Creek Partners.

G.	Abbreviations

For purposes of this manual, the following abbreviations have been used:

•	Elk Creek Partners, LLC	Company or Elk Creek Partners

•	Chief Compliance Officer	CCO

•	Employee Retirement Income Security Act	ERISA

•	U.S. Securities and Exchange Commission	SEC

•	Initial Public Offering	IPO

EXECUTIVE SUMMARY

For easy reference, this section offers brief summaries of a few of the topics in this manual that affect those covered by Elk Creek Partners’ policies and procedures on a day to day basis.

A.	DEFINITIONS

Covered Person – A Covered Person is any person covered by the compliance policies and procedures of Elk Creek Partners.

Access Person – An Access Person is any person with regular access to Elk Creek Partners’ proprietary trading and client information. Access persons are a subset of Covered Persons that have an increased potential for conflicts of interest with clients of Elk Creek Partners. Access Persons are held to a higher standard with regards to personal securities trading and reporting on personal holdings and transactions.

B.	ELECTRONIC COMMUNICATIONS

Email and instant messages for all covered persons, sent from Elk Creek Partners’ accounts are monitored and/or reviewed regularly. If you don’t want it read, don’t send it from a company email address. Conversely, all professional electronic correspondence related to Elk Creek Partners must be conducted through company-monitored email and instant messaging accounts without exception.

C.	PERSONAL SECURITIES TRANSACTIONS

Access persons should pay particular attention to Section 3 of the Code of Ethics in this document for pre-clearance procedures, holding periods, reporting requirements and related penalties for violations of Elk Creek Partners’ policies and procedures for personal trading. Please be familiar with the rules. The goal is to hold ourselves to the standard expressed in our Code of Ethics by limiting conflicts of interests with clients and being dedicated to generating the best returns possible, first and foremost.

D.	CLIENT PRIVACY

Elk Creek Partners has a duty to protect the personal and financial information of our clients. We take many steps to ensure that this information is kept safe. A couple of the more important steps to remember on a day-to-day basis are:

1.	Do not leave client specific information in common areas – fax machine, copier, conference room or on a desk unattended

2.	Do not share client information via email with anyone other than approved custodians, brokers or service providers

3.	Do not post any information regarding Elk Creek Partners, clients of Elk Creek Partners or other employees of Elk Creek Partners on any social networking or other website

Code of Ethics

As Updated: 8/17/15

Table of Contents

DUTIES OF COVERED PERSONS	Section 1
Professionalism	10
Integrity of Capital Markets	10
Duties to Clients	10
Duties to Employer	12
Investment Analysis, Recommendations and Action	12
Conflicts of Interest

FIDUCIARY CAPACITY	Section 2
Fiduciary Duty	15
Fiduciary Principles	15
Fiduciary Obligations	15
Fiduciary Obligations under ERISA	16
Policy	16
Monitoring	16

PERSONAL SECURITIES TRANSACTIONS	Section 3
Definitions	17
Pre-clearance	18
Approval	19
Holding Period	19
Penalties	19
Monitoring	20
Reporting	20
Exceptions to Reporting Requirements	21
Initial Public Offerings or Private Placements	22

GIFTS AND ENTERTAINMENT	Section 4
Purpose	23
Policy	23
Monitoring	23

POLITICAL CONTRIBUTIONS	Section 5
Definitions	24
Purpose	24
Policy	24
Procedure	24
Monitoring	25

WHISTLEBLOWER POLICY	Section 6
Definitions	26
Purpose	26
Policy	26
Monitoring	26

OUTSIDE BUSINESS ACTIVITIES	Section 7
Definitions	27
Purpose	27
Policy	27
Monitoring	27

Section 1 – DUTIES OF COVERED PERSONS

1)	Professionalism

a)	Knowledge of the Law

Covered Persons must understand and comply with all applicable laws, rules and regulations of any government, regulatory organization, licensing agency or professional association governing their professional activities. In the event of conflict, members and employees must comply with the more strict law, rule or regulation. Covered Persons must not knowingly participate or assist in and must dissociate from any violation of such laws, rules or regulations.

b)	Independence and Objectivity

Covered Persons must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Covered Persons must not offer, solicit or accept any gift, benefit, compensation or consideration that reasonably could be expected to compromise their own or another’s independence and objectivity. (Please see Sections 3-7 for additional detail.)

c)	Misrepresentation

Covered Persons must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions or other professional activities.

d)	Misconduct

Covered Persons must not engage in any professional conduct involving dishonesty, fraud or deceit or commit any act that reflects adversely on their professional reputation, integrity or competence.

2)	Integrity of Capital Markets

a)	Material Nonpublic Information

Covered Persons who possess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information.

b)	Market Manipulation

Covered Persons must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

3)	Duty to Clients

a)	Loyalty, Prudence and Care

Covered Persons have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Covered Persons must act for the benefit of their clients and place their clients’ interests before their employer’s or their own interests. In relationships with clients, Covered Persons must comply with such duty to persons and interests to whom it is owed.

b)	Fair Dealing

Covered Persons must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action or engaging in other professional activities.

c)	Suitability

When Covered Persons are in an advisory relationship with a client, they must:

(1)	Make a reasonable inquiry into a client’s or prospective clients’ investment experience, risk and return objectives and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly.

(2)	Determine that an investment is suitable to the client’s financial situation and consistent with the client’s written objectives, mandates and constraints before making an investment recommendation or taking investment action.

(3)	When Covered Persons are responsible for managing a portfolio to a specific mandate, strategy or style, they must only make investment recommendations or take investment actions that are consistent with the stated objectives and constraints of the portfolio.

d)	Preservation of Confidentiality

Covered Persons must keep information about current, former and prospective clients confidential unless:

(1)	The information concerns illegal activities on the part of the client or prospective client.

(2)	Disclosure is required by law.

(3)	The client or prospective client permits disclosure of the information (i.e., sharing data with FactSet, account custodians or executing brokers as part of the investment management process).

e)	Communication with Clients and Prospective Clients

Covered Persons must:

(1)	Communicate with clients on an ongoing and timely basis.

(2)	Ensure that disclosures are truthful, accurate, complete and understandable and are presented in a format that communicates the information effectively.

(3)	Disclose to clients and prospective clients the basic format and general principles of the investment processes used to analyze investments, select securities and construct portfolios and must promptly disclose any changes that might materially affect those processes.

(4)	Use reasonable judgment in identifying which factors are important to their investment analyses, recommendations or actions and include those factors in communications with clients and prospective clients.

(5)	Distinguish between fact and opinion in the presentation of investment analysis and recommendations.

(6)	Make reasonable efforts to ensure that it is fair, accurate, relevant, timely and complete.

4)	Duties to Employer

a)	Loyalty

In matters related to their employment, employees must act for the benefit of Elk Creek Partners and not deprive Elk Creek Partners of the advantage of their skills and abilities, divulge confidential information or otherwise cause harm to Elk Creek Partners.

b)	Additional Compensation Arrangements

Covered Persons must not accept gifts, benefits, compensation or consideration that competes with, or might reasonably be expected to create a conflict of interest with, Elk Creek Partners’ interest unless they obtain written consent from the CCO of Elk Creek Partners. (Please see Sections 3-7 for additional detail.)

c)	Responsibilities of Supervisors

Elk Creek Partners is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf. Specific duties include, but are not limited to:

(1)	Establishing procedures that could be reasonably expected to prevent and detect violations of the law by its advisory personnel;

(2)	Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

(3)	Distributing a copy of this Code of Ethics to all Covered Persons;

(4)	Ensuring that all advisory personnel fully understand Elk Creek Partners’ policies and procedures and acknowledge receipt and understanding of said policies and procedures; and

(5)	Establishing a review system designed to provide reasonable assurance that Elk Creek Partners’ policies and procedures are effective and being followed.

5)	Investment Analysis, Recommendations and Action

a)	Diligence and Reasonable Basis

Covered Persons must:

(1)	Exercise diligence, independence and thoroughness in analyzing investments, making investment recommendations and taking investment actions.

(2)	Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation or action.

b)	Trading Activity

Covered Persons must:

(1)	Use commissions generated from client trades to pay for only investment-related products and services that directly assist the Manager in its investment decision making process, and not in the management of the firm.

(2)	Maximize client value by seeking best execution for all client transactions.

(3)	Abide by established policies meant to ensure fair and equitable trade allocations among client accounts as laid out in the Policies and Procedures manual.

6)	Infrastructure

a)	Elk Creek Partners shall appoint a compliance officer responsible for administering the policies and procedures and for investigating complaints regarding the conduct of the Company or its personnel.

b)	Elk Creek Partners shall employ qualified staff and sufficient human and technological resources to thoroughly investigate, analyze, implement and monitor investment decisions and actions.

c)	Elk Creek Partners shall establish a business-continuity plan to address disaster recovery or periodic disruptions of the financial markets or our supporting infrastructure.

d)	Elk Creek Partners shall establish a firm-wide risk management process that identifies, measures, and manages the risk position of the Company and its investments, including the sources, nature and degree of risk exposure.

Covered Persons must:

(1)	Ensure that portfolio information provided to clients by the Company is accurate and complete and arrange for independent third-party confirmation or review of such information (i.e. a custodian).

(2)	Use fair-market prices to value client holdings and apply, in good faith, methods to determine the fair value of any securities for which no independent, third-party market quotation is readily available.

7)	Disclosures

Elk Creek Partners and its Covered Persons must disclose the following:

a)	All matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients and employer.

b)	Regulatory or disciplinary action taken against the Company or its personnel related to professional conduct.

c)	The investment process

d)	Management fees and other investment costs charged to investors, including what costs are included in the fees and the methodologies for determining fees and costs.

e)	The amount of any soft or bundled commissions, the goods and services received in return and how those goods and services benefit the client.

f)	Client performance

g)	Valuation methods used to make investment decisions and value client holdings.

h)	Shareholder voting policies.

i)	Results of any reviews or audits of client accounts.

j)	Significant personnel or organizational changes that have occurred at the Company.

k)	Risk management processes.

l)	The priority of transactions. Investment transactions for clients must not be disadvantaged by investment transactions in which a Covered Person is the beneficial owner.

m)	Any payment of referral fees. This includes any compensation, consideration or benefit received from, or paid to, others for the recommendation of products or services.

8)	Recordkeeping

a)	Elk Creek Partners shall keep copies of their code of ethics, records of violations of the code, and actions taken as a result of the violations, and copies of their supervised persons’ written acknowledgment of receipt of the code.

b)	The Company requires prompt internal reporting of violations of the code of ethics, but does not require Covered Persons to keep records of these whistleblower reports.

c)	Under Rule 204-2(a)(13), as amended, Elk Creek Partners is required to keep a record of the names of their access persons and persons responsible for reviewing holding reports by access persons; the holdings and transaction reports; trade confirmations or account statements of access persons; and records of decisions approving access persons’ acquisition of securities in IPOs and limited offerings.

d)	The standard retention period required for the Company’s books and records under rule 204-2 is five years, in an easily accessible place, the first two years in an appropriate office of the investment adviser. Elk Creek Partners must maintain the records required under amended rule 204-2(a)(12) and (13) for this standard period, subject to special holding requirements for certain categories of records as specified in amended rule 204-2(a)(12) and (13). Codes of ethics must be kept for five years after the last date they were in effect. Supervised person acknowledgements of the code must be kept for five years after the individual ceases to be a supervised person. Similarly, the list of access persons and persons reviewing holdings reports must include every person who was an access person or person reviewing holdings reports at any time within the past five years, even if some of them are no longer access persons of the adviser.

e)	For the relationships in which we serve as subadvisor to a Fund as defined by the Investment Company Act of 1940 we will also keep records as required by Rule 38a-1. Specifically, we will maintain records of all compliance programs in place during the last five years, all reports and documents related to Elk Creek Partners’ annual compliance reviews over the last five years, and all compliance related materials provided to the Fund’s adviser which have supported their approval of Elk Creek Partners’ compliance program.

Section 2 – FIDUCIARY CAPACITY

1)	Fiduciary Duty

Pursuant to Section 206 of the Advisers Act, both Elk Creek Partners and its covered persons are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that Elk Creek Partners has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

2)	Fiduciary Principles

a)	Disinterested Advice

Elk Creek Partners must provide advice that is in the client’s best interest and covered persons must not place their interests ahead of the client’s interests under any circumstances.

b)	Written Disclosures

Both the Disclosure Brochure (Form ADV, Part 2A) and Elk Creek Partners’ Investment Management Agreement must include language detailing all material facts regarding Elk Creek Partners, the advisory services rendered, compensation and conflicts of interest. It is the responsibility of the CCO to ensure that all clients are provided with these documents and that they contain the proper disclosure language.

c)	Oral Disclosures

Where regulations require specific oral disclosures to be provided to clients, the CCO should review with covered persons the proper manner in which to affect such disclosures, as well as establish procedures for monitoring compliance.

d)	Conflicts of Interest

Covered persons must disclose any potential or actual conflicts of interest when dealing with clients.

e)	Confidentiality

Client records and financial information must be treated with strict confidentiality. Under no circumstances should such information be disclosed to any third-party that has not been granted permission from the client to receive such information.

f)	Fraud

Engaging in any fraudulent or deceitful conduct with clients or potential clients is strictly prohibited. Examples of fraudulent conduct include, but are not limited to: misrepresentation, nondisclosure of fees, and misappropriation of client funds.

3)	Fiduciary Obligations

Elk Creek Partners and its covered persons are subject to the following specific fiduciary obligations when dealing with clients:

a)	The duty to have a reasonable, independent basis for the investment advice provided;

b)	The duty to obtain best execution for a client’s securities transactions where the covered person is in a position to direct brokerage transactions for that client;

c)	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs, and circumstances; and

d)	A duty to be loyal to clients.

4)	Fiduciary Obligations under ERISA

a)	Defined

Under ERISA, a fiduciary is any person who:

(1)	Exercises discretionary authority or control involving the management or disposition of plan assets;

(2)	Renders investment advice for a fee; or

(3)	Has any discretionary authority or responsibility for the administration of the plan.

b)	Requirements

Where Elk Creek Partners acts as a fiduciary under ERISA, it must:

(1)	Act solely in the interests of the participant and their beneficiaries;

(2)	Offset the expenses of administration of the plan;

(3)	Act with the care, skill, prudence and diligence that a prudent person would use in the same situation;

(4)	Diversify plan investments to reduce the risks of large losses unless it is clearly prudent not to do so; and

(5)	Act according to the terms of the plan documents, to the extent the documents are consistent with ERISA.

c)	Policy

It is the policy of Elk Creek Partners and its covered persons not to engage in fraudulent, deceptive or manipulative conduct. More than simply following applicable laws and regulations, it is the firm’s policy to act solely in the best interest of our clients, as a fiduciary.

d)	Monitoring

On no less than an annual basis each employee shall complete and return to the CCO an Annual Compliance Checklist, which includes questions regarding their activities related to Duty to Clients, Prohibited Acts, Conflicts of Interest, Suitability of Advice, and the employee’s Supervision and the Fulfillment of ERISA requirements. The CCO shall review each form and investigate any employee’s response that would be indicative of a breach of Elk Creek Partners’ fiduciary policy. A copy of the completed Annual Compliance Checklists shall be maintained by the CCO. In addition, an annual ERISA audit is performed by the CCO and the results filed as appropriate.

Section 3 - PERSONAL SECURITIES TRANSACTIONS

1)	Definitions. For the purpose of this section:

a)	Access person means: Any covered person:

(1)	Who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund;

(2)	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; or

(3)	All directors, officers and partners.

b)	Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

c)	Beneficial ownership is interpreted in the same manner as it would be in determining whether a person has beneficial ownership of a security for purposes of section 16 of the Securities Exchange Act of 1934 (15 U.S.C. 78p) and the rules and regulations there under. Generally speaking, Elk Creek Partners views beneficial ownership to mean ownership within the immediate family of, or in an entity that would provide direct financial benefit from securities purchased to, the access person.

d)	Federal securities laws includes but is not limited to: the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a — mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 — 5314; 5316 — 5332) as it applies to funds and investment advisers, and any rules adopted there under by the Commission or the Department of the Treasury. Generally speaking, Elk Creek Partners will comply with all applicable regulations related to our business.

e)	Fund means an investment company registered under the Investment Company Act.

f)	Initial public offering means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)).

g)	Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77d(6)) or pursuant to §§ 230.504, 230.505, or 230.506 of this chapter. The term could also be referred to as Private Placement in this document.

h)	Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

i)	Reportable fund means:

(1)	Any fund for which we serve as an investment adviser or subadvisor as defined in section 2(a)(20) of the Investment Company Act of 1940 (15 U.S.C. 80a- 2(a)(20)); or

(2)	Any fund whose investment adviser, subadviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(9)).

j)	Reportable security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), except that it does not include:

(1)	Direct obligations of the Government of the United States;

(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(3)	Shares issued by money market funds;

(4)	Shares issued by open-end funds other than reportable funds; and

(5)	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

2)	Policy

It is the Policy of Elk Creek Partners to conduct its business with the highest level of ethical standards and in keeping with its fiduciary duties to its clients. Elk Creek Partners seeks to put in place procedures to ensure that the interests of the firm and individual members or employees are never placed before those of our clients.

3)	Procedure

Elk Creek Partners allows accounts to be established that are managed by the Firm on behalf of covered persons or their family members. These accounts are held at an independent custodian and traded along with other client accounts within the same strategy. The following procedures are intended to address the securities transactions of covered persons (and their immediate family members) in accounts NOT managed by Elk Creek Partners.

a)	Pre Clearance

Pre Clearance approval from the CCO must be obtained by all Covered Persons when placing a securities transaction involving securities in which they have a beneficial interest, ownership or control. The Covered Person involved must submit a written Pre Clearance request, that may be an email, to the CCO when placing a trade in a reportable security, under the following guidelines, and receive back written approval, which may also be an email, from the CCO.

The written request or email must contain the following information:

(1)	Nature of the trade (buy, sell, short, cover); and

(2)	The security for which pre clearance is requested along with a ticker or other identifier as appropriate (stock, bond, puts, calls, ETFs, etc.)

b)	Approval

(1)	Pre-clearance will not be granted for purchases of securities owned by clients in accounts managed by Elk Creek Partners. Stocks eligible for purchase on behalf of clients but not currently owned will be subject to additional scrutiny by the CCO.

(a)	Stocks held by covered persons in their initial holdings report will be grandfathered and continued ownership will be allowed.

(b)	Pre clearance for the sale of these securities will be evaluated and approved or denied on a case by case basis, with approval dependent on whether the stock is still owned for clients and, if so, the reason the trade is appropriate for the covered person and not for clients.

(c)	The CCO will memorialize the evaluation and approval process for these situations.

(2)	Approval is valid for the trading day on which the CCO’s written approval is granted. Partial fills must be cleared again the following day to be completed.

(3)	The CCO will make every attempt to respond to pre clearance requests within three hours of the request being submitted. Failure of the CCO to respond to the pre-approval request is not approval. Negative consent is not an approval procedure or option.

(4)	The CCO, upon receipt of a request for pre clearance, will take the necessary steps to ensure the Company does not plan to trade the security in question, in the immediate future. These steps may include asking members of the investment team and trading desk why the security in question is not appropriate for client accounts or whether any other member of the investment team plans to trade the stock in the immediate future.

(5)	Personal trades placed by the CCO require pre-clearance approval from managers/principals of Elk Creek Partners.

c)	Holding Period

For all personal equity holdings, a holding period of 30 days will be enforced. Exceptions will be made for sales of securities at a loss from initial cost. A holding period will not be enforced on personal trades in ETFs. All other securities will be evaluated with regards to their individual circumstances. The intent of our procedures is not to allow options trades to circumvent holding period requirements. Covered persons are expected to exercise restraint in the volume of personal trades. The frequency of trading activity will be regularly monitored by the CCO.

d)	Penalties

(1)	If an Access Person places a trade when Elk Creek Partners is also in the market for clients and the execution has a better price than that received by the client, the difference between prices multiplied by the number of shares traded by the Access Person will be required to be disgorged and the proceeds donated to charity on behalf of the client.

(2)	Additional penalties for a continuing pattern of violations may be assessed. These penalties will be at the discretion of the CCO.

(a)	If proper pre clearance is sought and granted and a portfolio manager changes his mind after the personal trade is made, the CCO may, at their discretion, waive penalties that would otherwise have occurred due to the violation. This does not apply to the disgorgement of profit if the trade has an advantage as compared to a client account.

(b)	If a serious or flagrant pattern of violations becomes apparent, the CCO may bring the matter to the attention of the board of directors of Elk Creek Partners and recommend more stringent disciplinary action.

e)	Monitoring

(1)	Activity shown in reportable securities on quarterly confirmations is matched to pre-clearance requests and discrepancies noted.

(2)	Annually, personal holdings submissions are matched to the prior year’s holdings or to the initial holdings report to show any activity that may not have been properly pre-cleared.

(3)	The timing of trades is also reviewed in this process to ensure the 30-day holding periods are upheld and that Elk Creek Partners’ clients were not in the market at the same time as an Access Person.

f)	Reporting

(1)	Initial and Annual Holdings Reports

A complete report of each access person’s reportable securities holdings, within ten (10) days of the person becoming an Access Person and at least once a year thereafter, must be completed by each Access Person. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person (initial report) or the date the report is submitted (annual report). The CCO shall review the Initial and Annual Holdings Reports. The Holdings Reports must contain at least the following information:

(a)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number;

(b)	Number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

(c)	The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and

(d)	The date the report is submitted.

(e)	Access Persons are excused from submitting holding reports that would duplicate information contained in trade confirmations or account statements that Elk Creek Partners holds in its records, provided Elk Creek Partners has received those statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

(2)	Quarterly Transaction Reports

Quarterly reports of all personal securities transactions by Access Persons must be completed and submitted to the CCO no later than 30 days after the close of the calendar quarter. Personal securities transactions by the CCO must be completed and submitted to managers/principals of Elk Creek Partners.

(a)	The Quarterly Transaction Report (or duplicate information) must contain at least the following information for each transaction:

i.	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number; interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

ii.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.	The price of the security at which the transaction was effected;

iv.	The name of the broker, dealer or bank with or through which the transaction was effected; and

v.	The date the Access Person submits the report.

(b)	Access Persons are excused from submitting transaction reports that would duplicate information contained in trade confirmations or account statements that Elk Creek Partners holds in its records, provided Elk Creek Partners has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

4)	Exceptions to Reporting Requirements

There are two exceptions to Elk Creek Partners’ personal securities transaction reporting. No reports are required:

a)	With respect to transactions effected pursuant to an automatic investment plan.

b)	With respect to transactions involving securities held in accounts over which the Access Person had no direct or indirect influence or control. The CCO will make a determination as to the account having no direct or indirect influence or control relative to the SEC’s guidance on managed accounts. At their sole discretion, the CCO may impose additional controls on such accounts including less frequent submission of holdings, contact with the manager of the account in question or ongoing affirmation of the nature of involvement by the access person of Elk Creek Partners.

5)	Reportable Securities

Access persons must submit holdings and transaction reports for “reportable securities” in which the Access Person has, or acquires, any direct or indirect beneficial ownership. An Access Person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person’s household. Reportable securities are defined in the Definitions section above (j).

6)	Initial Public Offerings or Private Placements

Access persons may not invest in an initial public offering (“IPO”) in any account not managed by Elk Creek Partners. Participation in IPOs in accounts managed by Elk Creek Partners are subject to our trading allocation and aggregation policies and shall never be advantaged over the interests of our clients. Investment in private placements will require pre clearance with the CCO. Approval for private placements will be made based on the specific circumstances of each pre clearance.

SECTION 4 – GIFTS AND ENTERTAINMENT

A.	Purpose

Covered Persons must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Covered Persons must not offer, solicit or accept any gift, benefit, compensation or consideration that reasonably could be expected to compromise their own or another’s independence and objectivity.

B.	Policy

Elk Creek Partners seeks to ensure all decisions are made with the best interests of our clients in mind by limiting the offer or acceptance of gifts by covered persons. Gifts offered or received must not have a cumulative value greater than $100 over the course of a rolling twelve month period, and must be reported to the Chief Compliance Officer, at the time of offer or receipt.

Entertainment, defined here as meals or attendance at various events, may exceed $100 if accompanying (accompanied by) the party receiving (purchasing) the meal or admission to the event, in the course of normal business activity. Such events may include, but are not limited to: business meals, concerts, theatrical performances, or sporting events. At no time shall a covered person of Elk Creek Partners accept or offer entertainment with a cumulative value greater than $300 over the course of a rolling twelve month period.

C.	Monitoring

Elk Creek Partners’ CCO shall keep a log of all reported gifts and entertainment with the date, persons involved, and estimated or actual value of each gift reported as given or received.

Also, on no less than an annual basis, each employee shall complete and return to the CCO an Annual Compliance Checklist. The CCO shall review each form and investigate any employee’s response that would be indicative of a breach of Elk Creek Partners’ Gifts and Entertainment Policy. A copy of the completed Annual Compliance Checklists shall be maintained by the CCO.

SECTION 5 - POLITICAL CONTRIBUTIONS

A.	Definition of Political Contributions Rule

SEC Advisers Act Rule 206(4)-5 applies to SEC-registered investment advisers who provide, or are seeking to provide investment advisory services, to government entities. The purpose of the rule is to curb pay-to-play activities.

In particular, the rule prohibits:

•	An investment advisor providing advisory services for compensation for two years after the adviser or executives or employees of the adviser make political contributions, above specific thresholds, to an elected official or candidate that is directly or indirectly responsible for, or can influence a government entity’s selection of the adviser;

•	An investment adviser from paying a third party to solicit business from a government entity on the adviser’s behalf, unless the third party is a registered broker-dealer or SEC-registered investment adviser subject to pay-to-play restrictions;

•	An investment adviser or executives or employees from soliciting or coordinating contributions from others to a political official or candidate or political party in a state or locality where the adviser provides or is seeking to provide advisory services

B.	Purpose of the Rule

The purpose of the rule is to prohibit investment managers from receiving preference in the assignment of investment contracts based on political contributions to those influencing investment decisions. The rule includes provisions stating thresholds for contributions that would be in violation of such rules, and against indirect (as well as direct) violation of the prohibited acts listed above.

C.	Policy

It is the policy of Elk Creek Partners and its covered persons not to make political contributions that are, or could be perceived to be, made for the purpose of influence in investment decisions made by government entities.

D.	Procedure

In order to ensure all political contributions not violate Advisers Act Rule 206(4)-5, all access persons of Elk Creek Partners are required to report all political contributions they make. Political contributions above the defined De Minimis limits must be pre-cleared by the Chief Compliance Officer or their designate before they are made. De Minimis limits are $350 to a candidate for whom the donor/access person can vote and $150 to a candidate for whom the donor/access person cannot vote. At least annually, a summary and attestation regarding individual political contributions made by all access persons of the firm is also submitted to the Chief Compliance Officer. The Chief Compliance Officer records all political contributions for reference when being considered for an investment mandate from a government entity.

E.	Monitoring

At least annually, the Chief Compliance Officer reviews all political contributions reported by access persons of the firm and cross references these contributions with a list of clients and prospective clients to identify any overlap. On-line reporting sites that aggregate political contribution data are also reviewed to identify potential unreported contributions. Memorandum of monitoring is conducted by the Chief Compliance Officer using the Political Contributions Log and Elk Creek Partners’ annual compliance review.

SECTION 6 – WHISTLEBLOWER POLICY

A.	Definition

A whistleblower is defined by SEC Rule 21F-2(a) as an individual who, alone or jointly with others, provides information to the Commission relating to a potential violation of the securities laws. Under the proposed rule, a company or another entity could not qualify as a whistleblower.

B.	Purpose

The purpose of Rule 21F(h)-2 is to protect whistleblowers from retaliation against them for providing information to the SEC related to suspected violations of securities laws. The Rule specifically states that these anti-retaliation protections apply irrespective of whether a whistleblower satisfied all the procedures and conditions to qualify for an award under the Commission’s whistleblower program.

C.	Policy

Elk Creek Partners encourages all covered persons to bring information related to potential violations of securities law to the attention of the CCO or member of the board of directors immediately for evaluation and resolution. If such action is not successful in addressing what the covered person believes to be a possible violation of securities law, and that person provides such information to the SEC or other authority, it is Elk Creek Partners’ policy not to retaliate against whistleblowers who take such action.

D.	Monitoring

The CCO will keep a log of all known reports of possible securities law violations. This log will include those reports made internally and externally (to outside authorities including, but not limited to, the SEC). Such log will include the date, the name of the whistleblower, a description of the possible violation and the course of action taken to evaluate and rectify (if necessary) the violation. The CCO will also monitor the employment status and job function of any known whistleblower to ensure that no retaliatory action is taken against them.

SECTION 7 – OUTSIDE BUSINESS ACTIVITIES

A.	Definition

Elk Creek Partners defines outside business activities as regular, ongoing involvement as an owner, employee, director, or advisor of an unaffiliated entity or company, whether paid or unpaid. This includes involvement as a director or advisor to a non-profit organization.

B.	Purpose

Elk Creek Partners seeks to monitor and restrict, as necessary, outside business activities of all covered persons in order to fully understand the scope of involvement of our covered persons, and to limit potential conflicts of interest with clients of the firm.

C.	Policy

Elk Creek Partners will allow participation in outside business activities as long as the potential for client conflicts is limited in the judgement of the CCO.

D.	Monitoring

Covered persons are required to report outside business activities within 10 days of beginning employment with Elk Creek Partners, or prior to beginning a relationship with the outside entity, if already a covered person. In addition, an annual attestation for each covered person shall be completed listing all outside business activities.

2.	REGISTRATION AND LICENSING

A.	Registration

The CCO shall make adequate inquiry to be able to reasonably conclude whether Elk Creek Partners and its Covered Persons are at all times properly registered and licensed as required by applicable federal and state rules and regulations.

B.	Form ADV

This Form is the most basic part of an application to become an investment adviser firm. There are two parts to this form.

1.	Part 1 of Form ADV

Part 1A of Form ADV is designed to provide basic information regarding Elk Creek Partners, associated persons of the Company and the business and disciplinary history of the Company and its principals.

2.	Part 2 of Form ADV

Part 2 of Form ADV discloses, among other information, Elk Creek Partners’ services and fee structure, background information on the individuals providing advisory services and potential conflicts of interests.

Part 2 of Form ADV is normally used by Elk Creek Partners as the disclosure brochure to be distributed to customers either prior to or at the time of entering into an advisory agreement.

C.	Review and Updating of Form ADV

The CCO is responsible for amending the Form ADV on a timely basis so that it is current at all times. Material changes to the Form ADV must be filed with all appropriate state and federal agencies in a timely manner (usually defined as within 30 days).

D.	Regulatory Reporting

1.	Annual Renewal

Elk Creek Partners must file Form ADV Part 1A and Part 2A within ninety days after its fiscal year-end on the IARD web site. An executed signature page of Part 1A of Form ADV must be maintained in the books and records of Elk Creek Partners. The Form ADV Part 1A should include any amendment information not previously filed with the SEC.

2.	Material Changes

If any information contained in Part 1A or Part 2A of Form ADV becomes materially inaccurate, an amendment must be promptly filed reflecting the corrected information. In addition to the annual updating, the Form ADV must be amended within 30 days if information provided in any disclosure brochure becomes materially inaccurate.

3.	Other Federal Filings

Elk Creek Partners is also subject to the reporting requirements under certain provisions of the Securities Exchange Act of 1934. Important sections of the 1934 Act, include:

i.	Section 13(g) - Passive institutional investors;

ii.	Section 13(f) - Institutional investment managers; and

E.	State Licensing and Registration

1.	State Requirements

Elk Creek Partners must maintain its home state registration. In addition, Elk Creek Partners may have to register as an Investment Adviser in some or all of the states in which it conducts business or maintains an office. Covered Persons of Elk Creek Partners may also have to be registered, licensed or otherwise qualified in those states where we have offices or clients.

2.	Supervisory Responsibility

It is the responsibility of each Covered Person to assure that they are in registration compliance with all of the applicable regulatory authorities including the various states. The CCO is responsible for gaining basis to conclude, by inquiry, inspection and other procedures whether or not these licensing and registration provisions are being complied with in a material way by Elk Creek Partners and its Covered Persons.

3.	Restrictions

Unless otherwise permitted by regulation, or is exempt or excluded from registration, Elk Creek Partners may not solicit or render investment advice for any client domiciled in a state where Elk Creek Partners is not properly registered.

F.	Policy

It is Elk Creek Partners’ policy to:

1.	Remain registered as an investment adviser as long as required by law;

2.	Maintain registration and licensing with applicable states;

3.	File Section 13(f) quarterly (when applicable) and 13(g) when necessary; and

4.	Maintain a current Form ADV.

G.	Procedure

The CCO, upon periodic review of the Form ADV, shall make regular updates to Elk Creek Partners’ Form ADV and schedules thereto to remain registered with all required regulatory agencies and to maintain compliance with the Advisers Act and related laws, rules and regulations. The CCO shall maintain an executed signature page for all amendments to the Form ADV. The CCO also maintains an ADV Update log for each update performed to an ADV form or schedule.

H.	Monitoring

The CCO will review the Form ADV periodically, but no less often than once during each calendar year. Such review will include, if determined useful by the CCO, soliciting input from Elk Creek Partners’ personnel as well as other reasonable review techniques as considered useful by the CCO. The CCO shall prepare written summaries of each of these reviews. These summaries are to be maintained in an easily accessible file and made available (or copies provided, as directed,) to Elk Creek Partners’ Managers, partners and employees.

Elk Creek Partners’ CCO shall review Form ADV before any changes are filed and their signatures on the execution page shall evidence their approval.

3.	COMPLIANCE REVIEW

A.	Designation of Responsibility

Elk Creek Partners has designated a qualified individual to oversee the preparation and updating of written policies and procedures and to conduct periodic audits and assessments of the business being conducted by Elk Creek Partners and the conduct of its Covered Persons. Elk Creek Partners has given this individual the title of CCO.

B.	Policy

It is the policy of Elk Creek Partners to establish and maintain a system to oversee and review the activities of its personnel to determine the effectiveness of Elk Creek Partners’ Policies and Procedures.

C.	Procedure

The CCO shall:

1.	Monitor Elk Creek Partners policies and procedures and update these as determined necessary;

2.	Conduct compliance monitoring inspections;

3.	Craft and implement procedures to document the monitoring and testing of compliance through inspection, and memorialize the basis and conclusions of compliance inspections;

4.	Based on compliance inspection conclusions (supported by documentary basis), in appropriate consultation with Elk Creek Partners officers, partners, legal counsel or others, take appropriate action for any adverse inspection conclusion; and

5.	Update and implement policies, procedures, training and internal assessment procedures as useful to reflect changes in applicable laws, regulations and administrative positions.

D.	Monitoring

The CCO shall, on a periodic basis no less than annually, review the activities of Covered Persons on a test basis to gain information to reasonably conclude whether or not the policies and procedures adopted by Elk Creek Partners are being complied with. A written record will evidence this review and will demonstrate the Covered Persons knowledge of, and attest to their adherence to, this document. This review will be evidenced by the signature of the CCO on the completed written memorandum of review.

No less than annually an attestation by all Covered Persons and supervisory personnel shall be completed that states they have complied with rules, regulations and Elk Creek Partners policies and procedures.

4.	BOOKS AND RECORDS

Advisers Act Section 204, Advisers Act Rules Section 275.204-2 states that every investment adviser must make and keep true, accurate and current books and records relating to its investment advisory business. These books and records are to be maintained by the COO of Elk Creek Partners as described in Part B below. In addition, Elk Creek Partners will keep all records necessary to support Funds for which we serve as sub adviser as instructed by Rule 38a-1 of the Investment Company Act of 1940 as amended.

A.	General

The CCO is responsible for verifying that books and records are promptly and accurately prepared and maintained in accordance with Section 204 of the Advisers Act and Rule 38a-1 of the Investment Company Act of 1940 (as applicable).

B.	Storage Requirements

The following records, along with adequate supporting documentation, shall be maintained for a period of not less than five (5) years or, in the case of accounts managed on behalf of Investment Companies, six (6) years:

Required Record	Maintenance Responsibility

1. Journals (cash receipts, cash disbursements, etc.);	COO

2. General ledgers (asset, liability, capital, income/expense accounts, etc.);	COO

3. Order tickets;	Trading Desk

4. Check books, bank statements, canceled checks, balance sheets, cash reconciliations;	COO

5. Bills (paid and unpaid);	COO

6. Trial balances and financial statements;	COO

7. Written investment advisory-related* communications received from clients (originals);	CCO/Marketing

8. Written investment advisory-related* communications sent to clients (copies);	CCO/Marketing

9. A list of advisory clients and accounts over which Elk Creek Partners has discretion;	CCO/Trading

10. Discretionary power authorization forms (executed);	CCO/Marketing

11. Advertisements;	CCO/Marketing

12. A record of every transaction in a security in which Elk Creek Partners holds a direct or indirect ownership interest (holdings/posting page);	CCO/Trading

13. Disclosure Document (Part II of Elk Creek Partners’ Form ADV or substitute and every amendment);	CCO

14. Solicitors’ Disclosure Document (if solicitors refer business to Elk Creek Partners);	N/A

15. Copy of Annual Offer of Disclosure Document (also include a list of clients who were sent the Document, and a list of those who requested copies of it);	CCO/Marketing

16. Copy of all reports and documents related to annual compliance and risk reviews.	CCO

17. Copy of all compliance programs in effect at any time during the last five years.	CCO

18. Copy of all compliance related materials provided to the advisers of an Investment Company for which we serve as subadvisor which have supported their approval of Elk Creek Partners’ compliance program.	CCO

16. Written agreements entered into by Elk Creek Partners (maintained for a period of not less than five (5) years after termination of relationship);	COO

17. Stock record or Securities Cross Reference Report of all client securities holdings on a current basis.	COO/Trading Desk

18. A record of all securities held in client portfolios (aggregate position totals for all securities) on a current basis;	COO/Trading Desk

19. Trading blotters or purchase sales journals on a current basis, reflecting:	CCO/Trading Desk

¿ Trade date;

¿ Buy or sell;

¿ Number of shares or principal amount;

¿ Security name;

¿ Price;

¿ Total commission;

¿ Commission in cents per share;

¿ Fees;

¿ Net amount to/from client;

¿ Client name;

¿ Client account number;

¿ Broker or dealer name; and

¿ Relevant step-out information.

20. A list of all trades where Elk Creek Partners had the executing broker “step out” all or a portion of the entire transaction to another broker for settlement and confirmation including details of trades, maintained on a current basis.	CCO/Trading

* “Investment advisory-related” means related to:

1.	a securities transaction;

2.	the distribution of client funds; or

3.	the provision of investment advice.

C.	Corporate Records Upon Termination of Company Existence

Articles of Incorporation or Formation and other corporate records shall be maintained at all times and for a period of not less than three (3) years after termination of Elk Creek Partners’ existence. Such records shall be maintained at a location with reasonable access, and which shall be communicated to the SEC upon the required filing of Form ADV-W. Any change in the location of such records will be communicated to the SEC promptly.

D.	Storing Books and Records Using Electronic Media

1.	Permitted Use

Records may be maintained and preserved, (and the original or copies made available when requested) on paper or electronic storage medium.

2.	Requirements

When using an electronic storage format, Elk Creek Partners must:

i.	Maintain a duplicate backup copy of electronically stored books and records at an off-site location;

ii.	Arrange and index the records to permit immediate location of a particular record;

iii.	Be at all times ready to promptly provide a copy or printout to an examiner;

iv.	Verify the quality and accuracy of the storage media recording process to reasonably ensure that any reproduction of a non-electronic original record on electronic storage media is complete, true and legible when retrieved;

v.	Maintain available facilities for the immediate and easily readable projection or production of the records;

vi.	Have in place an audit system providing for accountability regarding record inputting; and

vii.	Establish such other appropriate procedures as are necessary for reproducing, maintaining and accessing electronically stored books and records, including reasonable safeguards to protect against loss, alteration or destruction.

E.	Policy

It is the policy of Elk Creek Partners to maintain books and records in compliance with the Advisers Act Section 204 as outlined above.

F.	Procedure

The books and records, as outlined in the above provisions, shall be maintained at Elk Creek Partners’ offices in Denver as disclosed in Form ADV Part 1. Those records that are in electronic form shall be maintained at this location(s) for a period of at least five (5) years. It is our intent that all files be backed up to a replicated environment, at a data center, leaving the company with an off-site, secure copy. Automated portfolio and financial accounting systems may be used to accomplish the maintenance of the required records as long as they are maintained for the required period (5 years) and can easily be retrieved and not easily altered.

G.	Monitoring

The CCO shall from time to time not less frequently than annually, through inquiry, inspection, observation and other means, gather sufficient documentary basis to support a conclusion that the books and records provisions outlined above are being complied with. The CCO shall prepare memoranda summarizing the conclusions and basis for the conclusions.

5.	CLIENT ACCOUNTS AND DOCUMENTS

A.	Purpose

This section sets forth Elk Creek Partners procedures for preparing client contracts, maintaining and delivering the required disclosure document and describes what constitutes custody of client assets under the provisions of the Advisers Act.

B.	Client Contracts

1.	General Requirements

All client contracts must meet, at a minimum, the following requirements:

i.	Contracts must not be assignable without written client consent;

ii.	No contract provision or hedge clause may be used to waive Elk Creek Partners’ compliance with the Advisers Act or other applicable regulations;

iii.	Contracts may not provide Elk Creek Partners with compensation based upon capital appreciation except under certain limited circumstances;

iv.	Contracts must include a signed acknowledgment by the client of receipt of all disclosure documents; and

v.	All contracts must be in writing and signed by both the client and an authorized representative of Elk Creek Partners.

2.	Required Disclosures

All contracts must include disclosure of the following information:

i.	Elk Creek Partners’ fees, including:

a.	The level of fees and how they are calculated;

b.	When the fees will be paid;

c.	How the fees will be calculated for partial periods;

d.	Whether the client will be billed for fees or whether the fees will be deducted from the account; and

e.	If performance fees are involved, how they are structured.

ii.	Elk Creek Partners’ procedures for protecting the confidentially of client information;

iii.	A description of the type and frequency of reports to be provided to clients;

iv.	The addresses for sending notifications;

v.	The procedures and time required to terminate the contract;

vi.	The procedures for fee settlement in the event of termination of the contract; and

vii.	The term of the contract and any renewal requirements.

3.	Other Disclosures

Where applicable, the following additional disclosures must be provided in client contracts:

i.	Notify the client of any changes in membership of the partnership;

ii.	The degree to which Elk Creek Partners exercises discretionary control over client assets;

iii.	Limitations Elk Creek Partners may place on its services, such as only offering investment advice and money management services;

iv.	The existence of any investment guidelines or restrictions on the account;

v.	How proxy-voting responsibility is handled;

vi.	How investment opportunities are allocated between clients;

vii.	Whether securities orders will be bundled with those of other clients;

viii.	Whether Elk Creek Partners will buy, sell or hold the same securities that are recommended to clients and the Company’s procedures for avoiding conflicts of interest; and ix. A statement that Elk Creek Partners’ services are not exclusive.

4.	It is Elk Creek Partners’ policy to comply with the Advisers Act regarding its contract terms and conditions. Elk Creek Partners’ standard contract is provided upon request.

5.	The CCO shall review the contract in use by Elk Creek Partners to assure that it complies with the Advisers Act and this manual on an annual basis. If the CCO is not sure of its compliance, they shall consult the firm’s legal counsel for an opinion.

C.	Disclosure Documents

1.	Brochure Rule

Rule 204-3 of the Advisers Act requires Elk Creek Partners to provide certain written disclosures to prospective and existing clients at specified times. This requirement is commonly known as the “Brochure Rule.” Providing advisory clients with this brochure will ensure that they receive certain basic information about Elk Creek Partners and its business practices.

2.	Formats

The brochure may be delivered in one of two formats:

i.	A copy of Part 2A of Elk Creek Partners’ Form ADV; or

ii.	A written document containing, at a minimum, all the information required by Part 2A of the Form ADV.

3.	Delivery

The brochure should be furnished to the client or prospective client at least forty-eight (48) hours prior to entering into an advisory agreement.

4.	Late Delivery

The brochure must be delivered no later than at the time the agreement is signed. If delivered within forty-eight (48) hours of signing, the client will be entitled to terminate the contract without penalty within five business days of entering the contract.

5.	Form of Delivery

On an annual basis, within 120 days of our fiscal year end, Elk Creek Partners must either deliver, or offer to deliver without charge, a copy of the brochure upon written request from a client. The brochure must be mailed within seven (7) days of the client’s request. If not delivered, Elk Creek Partners must provide a summary of material changes in the most recent update of Form ADV Part 2A.

6.	It is Elk Creek Partners’ Policy to use ADV Part 2A as its Disclosure Document with Clients. An offer to deliver ADV Part 2A is made annually.

7.	The CCO shall review, on an ongoing basis, the practices and procedures of the firm to assure that all responses are accurate and all material business relationships that could pose a conflict of interest with the client are clearly disclosed. The CCO shall, on an annual basis, review and execute a copy of the ADV Part 1A. This shall be concurrent with a review of the Disclosure Document. All clients shall be provided a copy of the firm’s Disclosure Document no later than signing of the investment advisory agreement. The CCO shall see that all clients acknowledge the receipt of ADV Part 2A at the initiation of an advisory relationship. The CCO shall, on an annual basis, offer to send a copy of ADV Part 2A to each client.

D.	Custody of Client Assets

1.	Regulations

Advisers Act Rule 206(4)-2 sets forth extensive requirements regarding possession or custody of client fund or securities. In addition to the provisions of this rule, many states impose special restrictions or requirements regarding custody of client assets.

2.	Responsibility

The CCO shall ensure compliance with the restrictions and requirements of this section. Elk Creek Partners only maintains custody of client funds or securities in certain limited respects.

3.	Definition of Custody

The SEC deems an investment adviser to have custody if it has any direct or indirect access to client assets or has any authority to obtain possession of them. The following situations would constitute custody:

i.	If Elk Creek Partners holds client securities in bearer form or in the Company’s name;

ii.	If Elk Creek Partners can sign client checks;

iii.	If Elk Creek Partners can unilaterally wire funds from a client’s account;

iv.	If Elk Creek Partners receives the proceeds from the sale of client securities; or

v.	If an affiliate of Elk Creek Partners holds client assets as an agent of the Company.

vi.	If Elk Creek Partners can deduct fees directly from a client’s account; or

vii.	If Elk Creek Partners is the General Partner of a Limited Partnership in which the client is invested.

4.	Billings Sent to Custodians

Elk Creek Partners is deemed to have custody of client funds if it sends the bills for its services directly to a custodian who automatically pays Elk Creek Partners. Though this type of custodial relationship in itself does not cause an advisor to submit to an annual surprise audit, the following procedures must be followed to minimize potential fraud and conflicts of interest:

i.	The client must provide written authorization permitting the fees to be paid directly from the client’s account held by the independent custodian;

ii.	Elk Creek Partners must send to the client a bill showing the amount of the fee, the value of the client’s assets on which the fee was based, and the specific manner in which the fee was calculated;

iii.	Elk Creek Partners must disclose to the client that it is the client’s responsibility to verify the accuracy of the fee calculation and that the custodian will not determine whether the fee is properly calculated;

iv.	Elk Creek Partners must send a bill to the custodian indicating the amount of the fee to be paid by the custodian; and

v.	The custodian must agree to send to the client a statement, at least quarterly, indicating all amounts disbursed from the account including the amount of advisory fees paid directly to Elk Creek Partners.

5.	It is Elk Creek Partners’ policy not to take physical custody of client funds or securities, except for the regular and preauthorized direct deduction of investment advisory fees from some client accounts.

6.	The CCO shall, on an ongoing basis, review the operations of Elk Creek Partners to assure that the firm does not inadvertently take custody of client funds or securities beyond the limited scope of custody we have in directly deducting fees from clients. The CCO shall investigate through observation and questioning members or employees and review of the members or employees Annual Compliance Checklist for custodial actions.

E.	Performance Fees

1.	Permitted Use

Performance fees are permitted under certain circumstances as described in SEC Rule 205-3 and under the National Securities Markets Improvement Act of 1996. Such circumstances include:

i.	Qualified Clients

Rule 205-3 permits the use of performance fee advisory contracts when dealing with “qualified clients” (also known as “accredited investors”), which are defined as:

a.	Any bank, private business development Company or organization, with total assets in excess of $5 million;

b.	Any director, executive officer or general partner of the issuer of securities being offered or sold (knowledgeable members or members or employees);

c.	Any person whose individual net worth, combined with that of their spouse, exceeds $2.0 million at the time of purchase (see also, Transition Rule, below);

d.	Any person with at least $1.0 million under an adviser’s management (see also, Transition Rule, below);

e.	Any trust with total assets in excess of $5 million not formed for the purpose of acquiring the securities offered;

f.	Any entity in which all of the equity owners are qualified purchasers; or

g.	Certain “knowledgeable members or members or employees” of the Company, as defined by Rule 205-3, including executive officers, directors, trustees, general partners or persons serving in a similar capacity, as well as certain other members or employees who participate in investment activities and have performed such functions for at least twelve months.

2.	Qualified Purchasers

Rule 205-3 permits the use of performance fee advisory contracts with certain “qualified purchasers,” who are defined as:

i.	Personal investors (including the investor’s spouse) who own not less than $5 million in investments;

ii.	Clients who are not U.S. citizens;

iii.	Certain companies that own not less than $5 million in investments;

iv.	Certain estates, trusts, charitable organizations, and foundations established by investors or companies owning not less than $5 million in investments; or,

v.	Any person who, acting for his or her own account or for the account of other qualified purchasers, owns or invests on a discretionary basis, not less than $25 million.

3.	“Look Through” Requirement

i.	Requirement

Rule 205-3 provides that with respect to private investment companies, registered investment companies, and business development companies, an adviser must “look through” the legal entity to determine whether each equity owner of the Company would be a qualified client. The rule requires that each “tier” of a multi-owned entity be examined in this manner.

ii.	Example

If an entity meeting the above criteria seeks to enter into a performance fee contract (first tier), and is owned by another entity meeting this criteria (second tier), Elk Creek Partners must ascertain that the second (and any other) level entity satisfies the requirements as a qualified client under Rule 205-3.

4.	Disclosure

Rule 205-3 only requires that clients meet the prescribed eligibility tests. Fiduciary obligations, though, require that Elk Creek Partners deal fairly with its clients and make full and fair disclosure of its compensation arrangements. This obligation includes full client disclosure of all material information regarding a proposed performance fee arrangement as well as any material conflicts posed by the arrangement.

5.	It is Elk Creek Partners’ policy to charge clients based upon the performance of their accounts only as allowed by exception, in the case of qualified clients who have requested such method of fee calculation.

6.	ADVERTISING

A.	Regulation

Elk Creek Partners’ advertising practices are regulated by the SEC under Section 206 of the Adviser’s Act, which generally prohibits Elk Creek Partners from engaging in fraudulent, deceptive or manipulative activities. These rules also prohibit the making of any untrue statement of a material fact or any statement that is otherwise false or misleading.

B.	Definition of Advertising

Advertising is defined to include any communication addressed to more than one person, or any notice or announcement in any publication or by radio, television or electronic media which offers securities analysis or reports or offers any investment advisory services regarding securities. This broad definition includes standardized forms, form letters, Elk Creek Partners’ brochures or any other materials designed to maintain existing clients or to solicit new clients.

C.	Prohibited References

1.	Use of the Term “Investment Counsel”. The term “investment counsel” may not be used unless:

i.	The person’s principal business is acting as an investment adviser; and

ii.	A substantial portion of their business consists of providing investment supervision.

2.	Use of the Designation “RIA.” Neither Elk Creek Partners nor any person associated with Elk Creek Partners may use the designation of “RIA” after their name.

3.	Other Prohibitions. It is unlawful for Elk Creek Partners to represent that it has been sponsored, recommended or approved or that its abilities or qualifications have been passed upon by any federal or state governmental agency.

D.	Review and Approval

Covered Persons shall obtain the review and approval of all advertising material from the CCO prior to use.

E.	Testimonials

1.	General Prohibition

Rule 206(4)-1 generally prohibits using advertisements that include testimonials of any kind.

2.	Definition

While Rule 206(4)-1 does not specifically define the term “testimonial,” it generally includes any favorable statement made by a current or former advisory or financial planning client.

3.	Exceptions

i.	Third-Party Reports

Elk Creek Partners may use bona fide, unbiased third-party reports, even if Elk Creek Partners has paid the third-party to verify its performance.

ii.	Dalbar Ratings

Unless otherwise limited by regulation, the ratings received by Elk Creek Partners in client surveys conducted by Dalbar, Inc., may be used consistent with the SEC’s “no-action” letter on the subject.

iii.	Use of Advisory Client List

Elk Creek Partners may include a list of advisory clients in an advertisement, provided that:

a.	Each client to be named has consented to Elk Creek Partners’ use of their name in the advertisement;

b.	Elk Creek Partners does not use performance-based data to determine which clients to include on the list;

c.	Each list includes a disclaimer to the effect that “it is not known whether the listed clients approve or disapprove of Elk Creek Partners or the advisory services provided,” and

d.	Each list includes disclosure about the objective criteria used to determine which clients were included on the list.

F.	Past Recommendations

1.	List of Recommendations

Advertisements that refer directly or indirectly to past specific recommendations of Elk Creek Partners, shall not be used unless the advertisement sets out (or offers to furnish) a list of all recommendations made by Elk Creek Partners within at least the prior one-year period. The list must include the following:

i.	The name of each security recommended;

ii.	The date the security was recommended;

iii.	Whether the advice was to buy or sell;

iv.	The market price at the time the recommendation was made;

v.	The price at which the recommendation was to be acted upon; and

vi.	The current market price of the security.

2.	Disclosure

The following disclosure must appear (in typeface at least as large as the largest print used in the text) on the first page of the list: It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities on this list.

G.	Graphs, Charts and Formulas

1.	Restriction

Advertisements must not be written so as to suggest in any way, that any graph, chart, formula or other device offered can, by itself, guide the investor as to what securities to buy or sell or when to buy or sell them.

2.	Disclosure

If the advertisement represents that a graph, chart, formula or other device can assist an investor with stock selection or timing decisions, then the advertisement must prominently disclose the limitations and difficulties regarding its use.

3.	Charges

If a report, analysis or other service is furnished free of charge, the product or service must be entirely free, and without conditions or obligations.

H.	Performance Advertising

1.	Use of Performance Data

Although performance data is not required to be disclosed as part of an advertisement, if it is in fact used, the information must be presented accurately and fairly.

2.	Disclosures

i.	Model or Actual. When including either model or actual performance data in an advertisement, the following disclosures shall be made:

a.	The effect of material market or economic conditions on the results portrayed;

b.	All advisory fees, brokerage commissions or other client paid expenses; and

c.	The extent that performance was influenced by reinvestment

I.	Use of Hedge Clauses

1.	Permitted Use

Advertisements, correspondence and other literature generated by Elk Creek Partners may contain hedge clauses or legends that pertain to the reliability and accuracy of the information furnished.

2.	Disclosure

The following disclosure must be provided when using hedge clauses: “The information contained herein has been obtained from sources believed to be reliable but the accuracy of the information cannot be guaranteed.”

3.	Restrictions

Under no circumstances shall any legend, condition, stipulation or provision be written so as to create, in the mind of the investor, a belief that the person has given up some or all of their legally entitled rights or protections. Additionally, Elk Creek Partners shall not use any hedge clause that would seek to relieve Elk Creek Partners from compliance with any securities or advisory laws, rules or regulations.

J.	Financial Planning Referral Programs

Elk Creek Partners may participate in a financial planner referral program that meets the requirements of SEC No-Action Letter, Int’l Ass’n for Financial Planning, 6-1-98, so long as such program does not violate Rule 206(4)-3 of the Investment Advisers Act or any other applicable regulations.

K.	Policy

It is the policy of Elk Creek Partners to comply with Section 206 of the Advisers Act and No-Action letters that apply to marketing and advertising.

L.	Procedure

Covered Persons must only distribute materials that have been approved by the CCO or their designee prior to use. The proposed advertising material is to be submitted to the CCO for review and approval in a businesslike and timely fashion to allow for review in the normal sequence of business. This review and approval is to include, among other things, all advertisements, stationary, websites and performance presentations. Approvals shall be made before use by signing or initialing and dating a copy of the proposed advertising or in another written form. A file of approved advertising is to be maintained by CCO for not less than five years.

M.	Monitoring

Through inspection, observation and other means, the CCO will gather information periodically to gain a reasonable basis to conclude whether Elk Creek Partners is in compliance with the above, including the requirement that only approved advertising is used by Elk Creek Partners. The CCO will prepare, or direct the preparation of, a memorandum, which summarizes the conclusion, and the basis of the conclusion regarding compliance with the above summarized provisions. This is done in conjunction with Elk Creek Partners’ annual compliance review.

7.	DISCLOSURE REQUIREMENTS

A.	Responsibility

Elk Creek Partners is required to disclose information regarding their business practices to both regulators and members of the public. The CCO is responsible for ensuring that Elk Creek Partners meets all disclosure requirements required by applicable laws, rules and regulations. The information and procedures contained within this section (and throughout this manual) should be used as a guide in determining what needs to be disclosed, how it is to be disclosed and when it must be disclosed.

B.	Brochure Rule.

1.	Client Copy

All clients must be furnished either a copy of Form ADV Part 2A or a written document containing at least the information required in Form ADV Part 2A (including both “No” answers and “Yes” answers disclosed on Form ADV).

2.	Initial Delivery

i.	The brochure must be delivered at least 48 hours prior to entering into a contract; or

ii.	At the time of entering into the contract, provided that the client is given the right to terminate the contract, without penalty, within five (5) business days of signing the contract.

3.	Annual Delivery

i.	On an annual basis, Elk Creek Partners must deliver either a copy of the current Disclosure Brochure or a summary of the material changes to the Brochure.

ii.	If the client requests a copy of the Disclosure Brochure, it must be mailed to the client within seven (7) days.

C.	Disciplinary Disclosure

All material facts must be disclosed which relate to legal or disciplinary events that are material to the client’s evaluation of Elk Creek Partners’ integrity or ability to meet its contractual obligations, including:

1.	Court Proceedings (Criminal and Civil)

If applicable, that Elk Creek Partners has been permanently or temporarily enjoined from engaging in investment-related activities;

If applicable, that Elk Creek Partners or any member of its senior management has been convicted of or has pleaded guilty or nolo contendere to a felony or misdemeanor involving: an investment related statute; fraud; making false statements; wrongful taking of property; bribery; forgery; counterfeiting; or extortion; and

Disclosure should be made for a period of ten (10) years from the time of the event.

2.	Regulatory Proceedings

If applicable, that Elk Creek Partners or an associated person of Elk Creek Partners:

i.	Caused an investment related business to lose its authorization to conduct business or was found to have violated a statute and was subject to an action denying, suspending or revoking its ability to do business; or

ii.	Received a fine in excess of $2,500 in a self-regulatory proceeding.

D.	Financial Disclosure

1.	Requirements

Elk Creek Partners must disclose any facts or circumstances which might reasonably impact on the firm’s ability to meet its contractual commitments to clients, where Elk Creek Partners:

i.	Has discretionary authority over client assets; or,

ii.	Requires pre-payment of fees of more than $500, six months or more in advance.

2.	Examples

Examples of information that must be disclosed include:

i.	A likelihood of bankruptcy or insolvency; or

ii.	An event that would occupy Elk Creek Partners’ time so that its ability to manage client assets would be impaired.

E.	Wrap Fee Program Disclosures

1.	Form

Schedule H to Form ADV outlines information required to be disclosed in narrative format in a separate brochure.

2.	Simple Language

The language used in preparing the brochure should be clear, concise and readily understandable by a layperson. Use of technical language should be avoided.

3.	Reporting

Schedule H and the brochure must be filed with the SEC and all other applicable jurisdictions.

4.	Delivery

Where Elk Creek Partners is the program sponsor, the wrap-fee brochure must be provided to clients instead of the Form ADV Part 2A (or, “general brochure”). Initial and annual delivery requirements are the same as those required for Part 2A of Form ADV.

5.	Brochure Disclosures

Disclosures required to be made in the wrap-fee program brochure, include, but are not limited to:

i.	Fees and Compensation;

ii.	A description of how the program managers are selected and reviewed;

iii.	Certain information about portfolio manager performance; and

iv.	Any restrictions on the ability of clients to contact and consult with portfolio managers.

F.	Compensation

1.	Fee Schedule

i.	Disclosure

All material information regarding fees must be disclosed to the client (i.e. refund provisions, negotiability, etc.).

ii.	Amount

Compensation must be fair and reasonable. It is usually structured in terms of an annual fee representing a percentage of assets under management.

2.	Performance Based Fees Advisers Act Rule 205

i.	Prohibition

Elk Creek Partners is generally prohibited from sharing in the capital gains or capital appreciation in an account. This includes “contingent fees,” which incorporate any arrangement where Elk Creek Partners’ fee is dependent on certain levels of appreciation or absence of capital losses.

ii.	Exceptions

Elk Creek Partners may accept performance-based fees under the following circumstances:

a.	When the fee is based upon assets under management;

b.	When a “fulcrum fee” arrangement exists with advisory clients having assets in excess of $1 million. A fulcrum fee is a fee that can increase or decrease depending on investment performance as measured against an appropriate index; or

c.	A business development company fee if:

1.	The fee does not exceed twenty percent of realized capital gains over a specific period;

2.	The fee is computed net of all realized capital losses and unrealized capital depreciation; and

3.	The business development company is in compliance with other terms as described in Section 205(b)(3) of the Advisers Act;

iii.	Fees charged to qualified clients (natural persons or companies having either $1.0 million under management with Elk Creek Partners or a net worth in excess of $2.0 million); (See Advisers Act Rule 205-3).

iv.	Fees charged to foreign clients, as long as the performance-based fee is legal and customary in the client’s country of residence.

3.	Solicitor Fees Advisers Act Rule 206(4)-3

i.	Review

Elk Creek Partners may, but currently does not, pay referral fees to finders or solicitors for obtaining new advisory clients. If such an agreement is entered, the CCO must review all solicitor fee arrangements to ensure that they comply with the requirements set forth herein.

ii.	Requirements

Such arrangements must be in the form of a written agreement and the solicitor must not be subject to a statutory disqualification.

iii.	Disclosure

The required client disclosure depends on the type of solicitation:

a.	Impersonal Services Only

Includes investment advice not intended to meet the investment objectives or needs of specific individuals or accounts. No specific disclosure is required;

b.	Affiliated Solicitor

If Elk Creek Partners is using an affiliated solicitor who is offering personalized advisory services, the nature of the relationship must be disclosed but no disclosure of the specific terms of the agreement is required;

c.	Unaffiliated Solicitor

If Elk Creek Partners is using an unaffiliated solicitor, full disclosure of the relationship must be made including the amount of compensation the solicitor will be paid. In addition, the client must sign a written acknowledgment showing that the solicitor’s disclosure was received.

4.	Electronic Delivery of Disclosure Information

Elk Creek Partners may deliver the following disclosure information to clients, using electronic formats approved by Elk Creek Partners:

i.	Elk Creek Partners’ Brochure;

ii.	The client’s consent to assignment of an advisory contract under;

iii.	Disclosure and client consent for principal transactions under;

iv.	Disclosure and client consent for agency cross transactions under;

v.	Disclosure of performance fees; and

vi.	Such other types of disclosure information as permitted by current laws, rules and regulations.

G.	Policy

1.	Brochure Rule

Elk Creek Partners shall use its ADV Part 2A as its Disclosure Document with clients.

2.	Disciplinary Disclosures

Elk Creek Partners shall use its ADV Part 2A as its disclosure method for disclosures of disciplinary events.

3.	Financial Disclosure

The firm shall immediately notify clients in writing of any facts or circumstances which might reasonably impact on Elk Creek Partners’ ability to meet its contractual commitments to clients.

4.	Wrap Fee Program Disclosures

Elk Creek Partners does not sponsor or manage a Wrap fee program.

5.	Compensation

Elk Creek Partners primarily charges for services to its clients on the basis of a percentage of assets managed. Performance fees will only be used for clients who meet the definition of “qualified clients”.

6.	Solicitor Fees

Elk Creek Partners does not pay Solicitation fees.

7.	Electronic Delivery of Disclosure Information

Elk Creek Partners may use electronic means to distribute information. Please refer to the correspondence section of this manual for additional detail.

H.	Procedure and Monitoring

1.	Brochure Rule

The CCO shall on an ongoing basis review Elk Creek Partners’ Form ADV and its business practices and relationships to assure its responses are accurate and adequate disclosure is made of any potential conflicts of interest.

2.	Disciplinary Disclosures

Each employee of Elk Creek Partners shall annually complete an ADV Questionnaire or other such form that inquires as to any disciplinary events in the past. The CCO, on no less than an annual basis, shall review the responses and determine if a disclosure to clients is required.

3.	Financial Disclosure

The CCO shall be solely responsible for determining whether there exist facts or circumstances that might reasonably impact on Elk Creek Partners’ ability to meet its contractual commitments to clients. If such a situation does exist, it shall be the CCO’s responsibility to contact clients and disclose the circumstances.

4.	Wrap Fee Program Disclosure

Not Applicable.

5.	Compensation

The CCO shall review existing accounts to assure that clients’ fee calculations are appropriate and in-line with disclosures in Form ADV and each client’s Investment Management Agreement.

6.	Solicitor Fees

Not Applicable.

7.	Electronic Delivery of Disclosure Information

See the Electronic Correspondence section of this manual.

8.	PORTFOLIO MANAGEMENT

A.	Goal

The Policies and Procedures of Elk Creek Partners related to portfolio management are in place to address the specific risk management, control and compliance functions used in portfolio management decision-making, and to ensure that it is consistent with clients’ mandates, regulatory requirements and disclosures.

B.	General Policy

It is the Policy of Elk Creek Partners to provide investment advice to clients that is consistent with the investment objectives and guidelines established by the clients.

Investment Advice is provided to clients through Separate Account Management and sub-advised relationships.

1.	Separate Accounts Portfolio Management Policy

For separate account clients, it is the policy of Elk Creek Partners to provide for periodic review and update of clients’ investment objectives and restrictions as specified in the investment advisory agreements.

2.	Separate Account Procedures

A Portfolio Manager or Managers is/are assigned to each separate account portfolio. The client provides investment objectives for the portfolio(s) in writing, within the investment advisory agreement entered into with Elk Creek Partners or in the Investment Policy Statement for the portfolio. Accounts are managed individually. Some dispersion of holdings and returns in accounts will occur naturally based on timing of the receipt of the account, risk tolerance of the client, and overall portfolio exposures.

C.	Proxy Voting

1.	Policy

It is the policy of Elk Creek Partners to monitor corporate actions and vote proxies for securities held in managed accounts when directed to do so by clients. In client accounts directly managed by Elk Creek Partners, in which Elk Creek Partners has not been given authority to take such actions, the client will retain the right and obligation to vote any proxies solicited by or with respect to securities held in their account, including any shares of mutual funds or assign that right to a third party.

Elk Creek Partners will, for all proxies voted on behalf of clients, consider only the interests of the client in determining the appropriate way to vote on any and all issues presented.

2.	Procedures

The CCO or a designee shall review each discretionary investment advisory agreement to determine whether Elk Creek Partners has been given the authority to vote proxies on securities held in discretionary client accounts. In the case of accounts governed by ERISA, the duty to vote proxies shall be explicitly reserved to the client or account or plan fiduciary.

The Company’s Covered Persons shall be responsible for ensuring that all proxies that arrive at Elk Creek Partners are routed to the CCO to ensure proper procedures are followed for voting, recording and monitoring corporate actions.

Elk Creek employs the services of ISS to advise, process, and record the voting of proxies on behalf of Elk Creek Partners clients when Elk Creek Partners has been directed by clients to do so.

3.	Disclosure

Elk Creek Partners will disclose, in the Firm’s brochure, that clients can request a copy of these procedures along with information on how proxies were voted on their account’s behalf.

4.	Monitoring

The CCO or a designee shall no less than annually review the following records:

i.	Elk Creek Partners’ account opening procedures to assure new clients are advised of Elk Creek Partners’ Proxy Voting Policy;

ii.	Elk Creek Partners’ Form ADV to assure the Company’s proxy voting policy is disclosed; and

iii.	The voting record of ISS for each account to ensure all appropriate proxies were voted in accord with Elk Creek Partners’ policies.

iv.	Take the necessary steps to override any vote recommended by ISS that Elk Creek Partners feels is not in the interests of the clients/stockholders we represent.

The CCO or a designee shall log the review of ISS votes submitted, by account and any exceptions to ISS policy quarterly. The CCO or a designee shall also make a written record of their performance of each of the actions listed immediately above and maintain that record. This is done at least annually in conjunction with the firm’s annual compliance review.

9.	PRINCIPAL AND AGENCY CROSS TRANSACTIONS

A.	Review

The CCO should review all transactions with advisory clients that involve either a principal or an agency cross transaction, to ensure that such transactions are in the best interests of the clients and that Elk Creek Partners has made appropriate disclosure to the clients in Part 2A of Form ADV. Principal or agency cross transactions should be permitted only if Elk Creek Partners:

1.	Makes written disclosure to the client of the capacity in which it is acting; and,

2.	Obtains the client’s written consent to the transaction.

B.	Principal Transactions

1.	Definition

A principal transaction occurs when Elk Creek Partners buys or sells securities with an advisory client.

2.	Timing of Disclosure

The disclosure and consent requirements for principal transactions must be satisfied in conjunction with, and prior to, each principal transaction (use of electronic media is permitted). A blanket consent agreement signed at the beginning of an advisory relationship will not be sufficient to satisfy these requirements.

3.	Disclosure Information

The following information must be disclosed to advisory clients:

i.	The purchase price for any security to be sold to an advisory client; and

ii.	The best price that the security is available from another source, if more favorable.

C.	Agency Cross Transactions

1.	Requirements

An agency cross transaction occurs when Elk Creek Partners executes a trade with an advisory client on one side of the transaction and a non-advisory client on the other. An agency cross transaction may result in a better price and/or lower transaction costs for the advisory client. Agency cross transactions are permitted if:

i.	The client has granted prior written authority to Elk Creek Partners to engage in agency cross transactions;

ii.	Elk Creek Partners has disclosed to the client in writing its capacity in the transaction and any conflicts of interest;

iii.	The transaction is confirmed in writing;

iv.	Elk Creek Partners provides the client with an annual summary of agency cross transactions; and

v.	All client statements disclose that the client may provide written notice at any time to terminate the agency cross transaction authority.

2.	Confirmations

All agency cross transactions must be confirmed to the client in writing, at or before the completion of the transaction. Confirmations must include the following information:

i.	The date of the transaction;

ii.	The source and amount of Elk Creek Partners’ compensation;

iii.	The nature of the transaction; and

iv.	An offer to supply the time of the transaction, if requested.

3.	Annual Summary

Clients are required to be provided with an annual summary of their agency cross transactions. This summary must include:

i.	A description of all agency cross transactions involving the client;

ii.	The total number of agency cross transactions involving the client;

iii.	The total amount of Elk Creek Partners’ compensation relating to such transactions; and

iv.	A notification that the client may revoke their agency cross transaction authorization at any time.

D.	Policy

It is the policy of Elk Creek Partners NOT to engage in Principal or Agency Cross Trades.

E.	Procedures and monitoring

The CCO shall on an ongoing basis review the operations of Elk Creek Partners to assure that the Company does not engage in principal or Agency cross trades within client accounts. The CCO’s normal trading reviews will evidence this oversight.

10.	TRADING/PROHIBITED TRANSACTIONS

A.	Prohibitions

Elk Creek Partners and all persons associated with Elk Creek Partners are prohibited from:

1.	Employing any device, scheme, or artifice to defraud any client or prospective client;

2.	Engaging in any transaction, practice or course of business that operates as a fraud or deceit upon any client or prospective client;

3.	Engaging in any act, practice or course of business that is fraudulent, deceptive or manipulative;

4.	Directly or indirectly acquiring any beneficial interest in securities of an Initial Public Offering (IPO) or Private Placement, in which the Adviser is allocated shares, without prior written approval from the CCO. For accounts of covered persons managed by Elk Creek Partners, IPO participation will be allowed per the allocation and aggregation policies described in Section B below.

5.	Acting as a principal for its own account, or acting as broker for another person; or

6.	Knowingly selling or buying any security from an advisory client without first disclosing, in writing, its capacity in the transaction, and obtaining the client’s written consent to the transaction.

B.	Trade Allocation

Elk Creek Partners must utilize an established formula for allocating securities, including IPOs and Private Placements, and/or recommendations among clients. The formula must provide a fair and equitable basis for allocations and be consistently applied to all clients. Prior to the allocation of securities by Elk Creek Partners, the company will determine if a client’s investment objectives and suitability requirements qualify the client for participation in purchasing a specific security, IPO or Private Placement. If the client qualifies for participation in the purchase of a specific security, IPO or Private Placement Elk Creek Partners will allocate a certain percentage of the total allocation to each qualified client based upon an allocation formula:

1.	Allocation Formula

Elk Creek Partners uses a “pro rata” basis for trade allocations. The formula is based upon dividing the total shares allocated to Elk Creek Partners by the total number of qualified clients and their assets under management. For example, if the total allocation to Elk Creek Partners is 1,000,000 shares and the company has ten (10) clients that qualify for a percentage of the allocation and each client has a total of $1,000,000 under management with the company, each client will receive an allocation of 100,000 shares.

2.	Partial Fills

Elk Creek Partners shall allocate partially filled trades as described in the Procedures portion of this section. Except as otherwise approved by the CCO, Elk Creek Partners must aggregate brokerage orders for its clients rather than execute individual transactions for each account and allocate the securities purchased or sold among the accounts, so long as all accounts participating are treated fairly. For purposes of this policy, “treated fairly” means that the clients receive the best execution under the circumstances and that no client is intentionally favored over another.

3.	Procedures

The following procedures are intended to ensure that aggregated orders are allocated fairly among clients so that, over time, all clients are treated in an equivalent manner, consistent with their respective investment objectives. The procedures also seek to meet the best execution criteria which Elk Creek Partners has designated (see “Best Execution” below).

i.	An order filled in a series of executions through the same broker on the same terms (e.g., market or limit order) on the same day is allocated using an average price absent prior approval from the Chief Compliance Officer. Different orders for the same security on the same day may not be averaged with other orders, for allocation purposes, if there is a separate and distinct investment decision leading to the subsequent orders,

ii.	In the absence of a client restriction, securities will be allocated on a pro rata basis among accounts. The allocation is finalized no later than the close of business (3:00 PM, Mountain Time) on trade date.

iii.	When an aggregated order is filled in its entirety, the order is allocated to participating accounts in accordance with the designated allocation schedule (i.e., pro rata absent prior approval from the CCO or the principals of Elk Creek Partners). Deviations from the preliminary allocation and the justification for such deviations must be documented, in writing, by the relevant trader and countersigned by the CCO. An order will be deemed to be “filled in its entirety” for this purpose even if the order is not completed in a single day, so long as there is a reasonable expectation that the order will be filled within a reasonable period. In such cases, the portion of the order completed each day will be allocated in accordance with the designated allocation schedule, with any deviations documented as described above.

iv.

When an aggregated order is only partially filled (and there is no reasonable expectation that the entire transaction will be completed within a reasonable period), the order will generally be allocated to participating clients on a pro rata basis based upon the relative amounts allocated in the preliminary allocation. Notwithstanding the foregoing, order executions involving only a small number of shares may be allocated to one or more participating accounts based upon a rotation of accounts, in order to achieve equitable distribution over time. Documentation of allocations in these circumstances will be completed by the relevant trader and countersigned by the CCO.

v.	Purchases of public securities offerings will be allocated among accounts in proportion to the size of each account relative to all participating accounts of the same type. When a transaction or opportunity is too small to be allocated among all accounts the company may operate a “rotation” in which clients are placed in an established order and take turns participating in similar opportunities that are not capable of full proportionate allocation. Each such opportunity will be divided among the maximum number of clients next “in line” in the rotation. The method of allocation ultimately chosen will be documented by the relevant portfolio manager and countersigned by the CCO.

4.	IPOs and Secondary Public Offerings

i.	Formula

Elk Creek Partners employs the same pro rata allocation formula for IPOs and secondary public offerings as for all other trades. If it is not possible or has a negative economic impact (outside of the impact of the market fluctuation of the stock) on clients to allocate proceeds to a client’s account a de minimus limit will be employed and a notation made with regards to the method of allocation for that particular IPO.

ii.	Tracking

All IPOs that Elk Creek Partners LLC participates in will be tracked on a master IPO spreadsheet (W:/ECP Infrastructure/Trading/IPO Tracking.xls).

C.	Exclusion of the Company from the Definition of Investment Company

In order for Elk Creek Partners to meet the definition of an “investment adviser” and not be classified as an “investment company,” the following requirements must be strictly complied with:

1.	Each client account must be managed on the basis of that client’s individual financial situation, investment objectives and instructions;

2.	Elk Creek Partners must obtain information from each client that is necessary to manage the client’s account individually;

3.	One of the portfolio managers and CCO (if applicable) must be reasonably available to consult with clients;

4.	Each client must have the ability to impose reasonable restrictions on the management of their account as negotiated between Elk Creek Partners and the client;

5.	Each client must be provided with a quarterly statement containing a description of all activity in the client’s account;

6.	Each client must retain the indicia of ownership of all securities and funds in the account;

7.	Elk Creek Partners must establish and effect written procedures that are reasonably designed to ensure that each of the conditions specified herein are met;

8.	If Elk Creek Partners designates a third-party to perform certain obligations under the rule, the Company must obtain, from that third-party, a written agreement to perform those obligations;

9.	Elk Creek Partners must maintain and preserve the policies, procedures, agreements and other documents relating to its investment advisory operations; and

10.	Elk Creek Partners must furnish to the SEC, upon demand, copies of all specified documents.

It is the policy of Elk Creek Partners not to be deemed an investment company, by complying with the steps above.

D.	Block Trading

Block trading is permitted where the following conditions are met:

1.	All clients must receive equal treatment;

2.	Written disclosure must be made to clients of Elk Creek Partners’ aggregation policies;

3.	The aggregation policy must include partial fills;

4.	Exceptions to the aggregation policies must be listed;

5.	Record-keeping must reflect aggregation;

6.	Client funds cannot be held any longer than is necessary to settle a transaction; and

7.	The Company may not receive any additional compensation.

It is the policy of Elk Creek Partners to use block trades whenever the above conditions are met.

E.	Securities Pricing

Elk Creek Partners is committed to ensuring that security prices within client portfolios are current and accurately reflect the true value of a client’s investment.

It is the policy of Elk Creek Partners to price client portfolios based on the best information available to reflect market value. Normally, this would be the exchange or OTC listed price at the close of business on a particular day. We receive this price from FactSet as supplied to them by FT Interactive, a market pricing service.

Pricing of securities is particularly important, on the last business day of a month, as it is a factor in determining management fees on the accounts (Please see management fee calculation descriptions in Form ADV Part 2A and in Elk Creek Partners’ Investment Management Agreement).

It is Elk Creek Partners’ intent to use independent prices whenever possible. In the event an independent price is not available on the last business day of the month, the Firm will attempt to price securities based on relevant valuation metrics for the security in question with a bias towards conservatism.

1.	Securities Pricing Procedure

In the event that a market price on a security is not available from FactSet on a month end date Elk Creek Partners will take the following steps to price the security:

i.	Look for market price from other pricing sources such as Bloomberg

ii.	Evaluate the validity of the custodian’s price for the security in question. If other securities pricing sources are not available and the custodian’s price is reasonable then Elk Creek Partners will use the custodian’s price.

iii.	Contact a market making broker and ask directly for a bid on the security in question.

iv.	In the event that Elk Creek Partners feels the custodian’s price is invalid, and there are no other independent sources that provide a price for the security in question, then Elk Creek Partners will determine the price to be used. The price will be determined by incorporating appropriate industry accepted valuation metrics. These metrics shall include, but not be limited to:

a.	Price/Earnings ratio

b.	Price/Sales ratio

c.	Enterprise Value/EBITDA

d.	Free Cash Flow Yield

e.	Dividend Yield

f.	Discounted Cash Flow analysis

These metrics will be evaluated versus a peer group and historical levels to ensure their relevance. Elk Creek Partners will employ a bias towards conservative valuation when assigning a month end price that will be used in calculating management fees.

After-market trading is a common occurrence that has the potential to distort asset values based on a change in price. Elk Creek Partners’ typical process in the event of after-market trading is to book the trade as of that calendar day to match the broker’s trade date. The price used for determining account value remains trade date. This has the effect of temporarily distorting an account’s market value. Any distortion is reversed at the next day’s closing price.

In order to prevent this distortion on a calendar period end, Elk Creek Partners will typically post any after-market trades made after the market close on the last day of a calendar month with the next day’s transactions. If, in the spirit of conservatism and accuracy, Elk Creek Partners’ portfolio managers and CCO determine that an exception to this policy is more accurate in reflecting portfolio value, exceptions may be made and documented as described below.

In the event that one of the alternative pricing methods described above is used to determine the price of a security for fee calculation purposes a written memorandum of the security and the method used to price the security shall be created by the CCO. The CCO shall, on no less than an annual basis, review the alternative pricing procedures and documentation to assure Elk Creek Partners’ procedures are being accurately followed.

F.	Agency Cross Transactions. Covered in Section 9 of this manual.

G.	Principal Transactions. Covered in Section 9 of this manual.

H.	Soft Dollar Practices

Section 28(e) of the Securities Exchange Act of 1934

1.	Definition

The SEC has defined soft dollar practices as arrangements under which products or services other than execution of securities transactions are obtained by a Registered Investment Advisor from or through a broker-dealer in exchange for the direction of client brokerage transactions to the broker-dealer. An individual or firm must exercise “investment discretion” over an account (see Section 3(a)(35) of the Exchange Act) in order to use client commissions to obtain research under Section 28(e) of the Exchange Act (Safe Harbor Act).

i.	Occurrence

“Soft dollar” practices generally occur when an investment adviser causes an account to pay more than the lowest available commission to a broker-dealer in return for research products and services. Uses of soft dollars fall generally into two categories:

a.	Soft Dollar Arrangement

Elk Creek Partners, on behalf of its discretionary clients, directs an amount of portfolio brokerage commissions to a broker-dealer in return for services or research used in making investment decisions; or

b.	Directed Brokerage Arrangement

A client instructs Elk Creek Partners to direct a portion of their brokerage transactions to a particular broker-dealer. In return, the broker-dealer provides services to the client rather than Elk Creek Partners.

2.	Section 28(e) Safe Harbor Provisions

When exercising investment discretion over a client account, the lowest commission rate available does not have to be paid if Elk Creek Partners determines, in good faith, that the rate paid is commensurate with the value of the brokerage and research services provided by the broker.

3.	Soft Dollar Usage

Elk Creek Partners may select particular brokers or dealers to effect portfolio transactions, which provide brokerage and research services to Elk Creek Partners or to the accounts it manages. Research services may include advice concerning the value of securities, and analysis and reports concerning issuers, industries, securities, economic factors and trends. Some of these services are not necessarily of value in advising any particular client or clients. The advisory fees paid to Elk Creek Partners are not reduced because it receives such services. Elk Creek Partners has reviewed portfolio transactions allocated to certain brokers and dealers on the basis of research services furnished by such brokers and dealers for appropriateness and adherence to policy.

Brokers and dealers who provide brokerage and research services to Elk Creek Partners may receive commissions which are in excess of the amount of commissions which other brokers or dealers may have charged for effecting the particular transactions, but only if Elk Creek Partners has determined that such excess amount is reasonable in relation to the value of the brokerage and research services provided to Elk Creek Partners, viewed in terms of the particular transactions or Elk Creek Partners’ overall responsibilities with respect to its clients.

Elk Creek Partners has established a Soft Dollar Committee (SDC) to monitor the use of soft dollar and directed brokerage agreements. The SDC will meet quarterly to review procedures and standards as well as the performance of Elk Creek Partners within those standards for the prior period. It is not Elk Creek Partners’ policy to use soft dollars for non-research applications.

Because many of those services could benefit an investment adviser, Elk Creek Partners could have a conflict of interest in allocating securities transactional business, including an incentive to effect more transactions than it might otherwise do in order to obtain those benefits. The extent of any such conflict depends in large part on the nature and uses of the services and products acquired with soft dollars.

4.	Monitoring

Elk Creek Partners’ Soft Dollar Committee (the “SDC”) contains representatives from the compliance department, trading area and investment management staff.

i.	The SDC and trading shall establish a master brokerage allocation budget. The budget will include a list of all broker-dealers to which Elk Creek Partners plans to give commission business in that calendar quarter. Additionally, it will list targeted commission per broker (in percentage or dollar terms) and the purpose for such allocation.

Categories may include:

•	Proprietary research

•	Third-party soft dollars arrangements

•	Access to underwritten transactions

•	Client direction

•	Execution capability.

a.	At the beginning of each quarter the SDC will review the Company’s “master brokerage allocation” budget and compare the Company’s actual to budgeted results

b.	Quarterly, the SDC will examine the Company’s business relationships with all broker-dealers over the past quarter and prepare an evaluation of all research services received from all broker-dealers with whom Elk Creek Partners has done business. This evaluation will serve as a “control” for the items listed in item “a” above.

c.	Quarterly, the SDC will convene to discuss the use of the products and services over the prior period. The meeting will solicit views as to which arrangements should be continued, deleted or added. After this review, appropriate adjustments to the broker commission budget shall be made.

d.	Quarterly, the SDC will review all soft dollar products and services and ensure that all are correctly classified as research related. Elk Creek Partners does not use soft dollars to fund non-research products or services.

e.	At least annually, the CCO will review Elk Creek Partners’ Form ADV to determine if all proper “soft dollar” disclosures and/or conflicts of interest, if applicable, are accurately disclosed. These disclosures need not list products or broker-dealer names; however, they should list items such as computer hardware, software, etc.

f.	The CCO will ensure that written brokerage allocation and soft dollar procedures are maintained and distributed to all appropriate levels of the firm.

5.	Reporting Irregularities or Violations

Any employee should report any soft dollar irregularity or suspicion of any soft dollar irregularity to the CCO or to the SDC. At such time, an appointed SDC member must investigate the report and its seriousness. This process shall be documented and corrective action, if necessary, should be taken. If the irregularity was caused by an intentional act of an employee, a possible code of ethics violation may have occurred and the firm’s disciplinary procedure will go into effect.

6.	Broker Evaluation and Selection

The investment and trading professionals of Elk Creek Partners will jointly evaluate each of the following factors quarterly, to evaluate brokers’ performance and to determine broker selection. Evaluation and selection will be based on the results of the following activities:

a.	Evaluations of brokers employed by Elk Creek Partners in the most recently completed quarter, including development and revision of Elk Creek Partners’ Approved Broker List, consisting of all brokers who meet Elk Creek Partners’ threshold criteria for eligibility. Evaluations may be based in part on outside information sources, such as broker execution data, where appropriate.

b.	Analysis and review of trading methodologies in consideration of technological changes, with a view to reducing transaction costs.

c.	Identification and resolution of any conflicts of interest in trade placement.

The CCO will review the resulting approved broker list and commission budget and document the rationale for these determinations.

Elk Creek Partners is not required to select the broker that charges the lowest transaction cost, even if that broker provides execution quality comparable to other brokers.

7.	Monitoring

The CCO will compare the pricing and execution of current broker/dealer(s) with that of other competing broker/dealer(s) on a regular basis, inclusive of the value of research and investment tools received. The CCO will determine whether best execution was achieved and will make a written summary of this analysis and opinion and maintain a copy.

I.	Error Corrections

As used herein, “trade error” means an unintentional mistake made by Elk Creek Partners that is directly related to a trade.

Errors created in an advisory account must be corrected so as not to harm any client. The goal of error correction is to make the client “whole,” regardless of the cost to Elk Creek Partners. If Elk Creek Partners reallocates or corrects an error from one client’s account to another, any loss from the error must be absorbed by Elk Creek Partners. Soft dollar arrangements cannot be used to correct errors made by Elk Creek Partners when placing a trade for a client’s account.

Elk Creek Partners must rectify trade errors in a manner which is designed to make clients whole to the extent practicable for any losses they may suffer as a consequence of the errors.

1.	Trade Error Procedures

If an employee believes a trade error has occurred, he or she should contact the CCO immediately.

i.	Resolving Trade Errors

Resolution of trade errors should be undertaken expeditiously, ideally prior to settlement of the trade. Every attempt should be made to induce the executing broker involved to reverse the trade promptly after discovery of the error; however, particularly after a trade has settled, persons attempting to resolve the error on behalf of Elk Creek Partners should not enter into impermissible arrangements with the relevant broker, such as obtaining an agreement from the broker to absorb any loss resulting from the error in other transactions

Approval of the Chief Compliance Officer must be obtained prior to entering into any trade reversal agreement with a broker. If reversal of the trade is not possible due to market movement or other factors, the CCO and principals of Elk Creek Partners will determine the proper resolution of the trade, with the assistance of outside legal counsel as necessary.

J.	Best Execution

1.	Definition of “best execution”

What constitutes “best execution” and determining how to achieve it are inherently uncertain. In evaluating whether a broker will provide best execution, Elk Creek Partners considers a range of factors. These include, among others:

i.	Historical net prices (after markups, markdowns or other transaction-related compensation) on other transactions

ii.	The broker’s ability to locate liquidity and minimize market impact

iii.	The execution, clearance and settlement and error correction capabilities of the broker generally and in connection with securities of the type and in the amounts to be bought or sold

iv.	The broker’s willingness to commit capital

v.	The broker’s reliability and financial stability

vi.	The size of the transaction

vii.	The broker’s ability to maintain confidentiality of Elk Creek Partners’ trading intentions

viii.	The broker’s ability to deal efficiently with complex or difficult trades

ix.	The nature, quantity and quality of research provided by the broker

x.	The market for the security

2.	Duty

Elk Creek Partners’ policy is to attempt to obtain the best execution for its clients’ securities transactions. There are two aspects to best execution: (a) maximizing the proceeds from a transaction or overall with respect to Elk Creek Partners’ trading activities and (b) minimizing the implementation costs of the transaction or our clients’ overall trading costs.

3.	Directed Brokerage

From time to time, clients may direct Elk Creek Partners to employ particular brokers and, in certain cases, not to negotiate commission rates with such brokers. Instructions for directed brokerage must be received from clients in writing. In making broker selection determinations, the principals of Elk Creek Partners must pay particular attention to the effect of any directed brokerage arrangements on Elk Creek Partners’ overall broker usage and on aggregate and average brokerage commissions.

4.	Negotiation of Brokerage Commission Rates

Unless a client directs Elk Creek Partners to use a particular broker and instructs Elk Creek Partners not to negotiate commission rates, Elk Creek Partners will use its best efforts to obtain the most favorable rates for the client’s account based on the size and anticipated trading activity in the account. The principals of Elk Creek Partners have the responsibility for negotiation of brokerage commission rates. They will also be responsible for documenting their efforts to negotiate favorable rates.

5.	Best Execution Monitoring

i.	The soft dollar committee, in addition to overseeing allocation of commission dollars for services, will monitor execution received from our trading partners taking into account the factors listed in section J.1 above.

ii.	In addition to the soft dollar committee oversight of execution, the CCO shall monitor the reliability and financial stability of our brokerage providers by periodically reviewing both financial metrics and summaries of each firm’s business continuity plan.

11.	INSIDER TRADING

A.	Supervisory Responsibility

The Chief Compliance Officer (“CCO”) shall be responsible for implementing, monitoring and enforcing Elk Creek Partners’ policies and procedures against insider trading.

B.	Section 204A of the Adviser Act

Section 204A requires all investment advisers to establish, maintain, and enforce written procedures designed to prevent the misuse of material, non-public information in violation of the Securities and Exchange Act of 1934. This conduct is frequently referred to as “insider trading.”

C.	Definitions

1.	Insider

The term “insider” is broadly defined. It includes officers, directors and members or employees of the company. In addition, a person can be a “temporary insider” if they enter into a special confidential relationship in the conduct of a company’s affairs and, as a result, are given access to information solely for the company’s purposes. A temporary insider can include, among others, the company’s attorneys, accountants, consultants, bank lending officers, and the members or employees of such organizations. In addition, Elk Creek Partners may become a temporary insider of a client it advises or for which it performs other services. If a client expects Elk Creek Partners to keep the disclosed non-public information confidential and the relationship implies such a duty, then Elk Creek Partners will be considered an insider.

2.	Insider Trading

The term “insider trading” is not defined in federal securities laws, but generally is used to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an “insider”) or to the communication of material, non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

i.	Trading by an insider on the basis of material non-public information;

ii.	Trading by a non-insider (also called a “temporary insider”) on the basis of material non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; and,

iii.	Communicating material non-public information to others.

3.	Material Information

The term “material information” is generally defined as information that a reasonable investor would most likely consider important in making their investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities, regardless of whether the information is related directly to their business. Material information includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidation problems; and, extraordinary management developments.

4.	Non-Public Information

Information is non-public until it has been effectively communicated to the marketplace. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.

D.	Policy:

All covered persons are prohibited from trading either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of Section 204A. All persons are instructed to direct any questions regarding the Elk Creek Partners LLC’s policy on insider trading to the CCO.

1.	Inter-Departmental Communications

i.	Review

The Designated Supervisor shall review all inter-departmental communications involving material, non-public information and shall evidence such review by initialing or signing the communication.

ii.	Sharing of Information

Inside Information is to be communicated only to such members or employees of Elk Creek Partners who have a “need to know” such information in the performance of their job responsibilities. When necessary to communicate material, non-public information to an employee, the CCO must document the:

a.	Name of the employee with whom the information was shared;

b.	Employee’s position;

c.	Date of the communication;

d.	Nature of the communication;

e.	Identity of the security affected; and

f.	Name of the person requesting that the information be communicated.

iii.	Detection of Insider Trading

In order to detect insider trading, the CCO or their designee shall, on a quarterly basis:

a.	Review the trading activity reports filed by each covered person;

b.	Submit his or her trading records and other relevant information to another senior manager for review;

c.	Review the trading activity of accounts managed by Elk Creek Partners;

d.	Coordinate the review of such reports with other appropriate officers, directors, members or employees of Elk Creek Partners.

2.	Reports to Management

i.	Immediate Reports

Immediately upon learning of a potential insider trading violation, the CCO shall prepare a written report to the management of Elk Creek Partners providing full details and recommendations for further action.

E.	Procedure

Each employee shall complete an initial Holdings Report upon becoming a supervised person and annually thereafter, as described in Elk Creek Partners’ Code of Ethics. Each employee shall complete a Transaction Report each calendar quarter as described and required in Elk Creek Partners’ Code of Ethics. The CCO shall review the transactions for any instance of a prohibited transaction. Managers/Principals of Elk Creek Partners shall review the CCO’s annual holdings report and quarterly personal transaction reports. On no less than an annual basis each employee of Elk Creek Partners shall complete an attestation as to their activities regarding insider trading. The CCO shall review each of the members or employees responses and investigate any that appear to be a breach of Elk Creek Partners’ policy. The CCO also reviews specific events that led to sharp appreciation or decline in portfolio holdings on a quarterly basis. Any such sharp movements are then reviewed individually in the context of Elk Creek Partners’ trading activity around the event, the catalyst for the event and the timing of any communication with company insiders or other industry participants. The results of these reviewed are logged and recorded and any material finding will be documented and addressed as needed.

Nothing in these procedures shall be construed to impose any requirement in excess of that imposed by §204A-1 of the Advisers Act.

12.	ERISA CONSIDERATIONS

A.	Responsibility

The CCO or their designee is responsible for ensuring that Elk Creek Partners complies with all laws, rules and regulations governing its activities under the Employee Retirement Income Security Act of 1974 (ERISA). The information and procedures contained in this section represent general guidelines to be followed by the CCO and/or their designee, and are not designed to be all inclusive of ERISA requirements or restrictions.

B.	Definition of ERISA Plan

Subject to certain exceptions, an ERISA plan will generally include any qualified retirement plan other than an IRA.

C.	Fiduciary Obligations under ERISA

1.	Definition of Fiduciary

Under ERISA, a fiduciary is any person who exercises discretionary authority or control involving management or disposition of plan assets; renders investment advice for a fee; or has any discretionary authority or responsibility for the administration of the plan.

2.	Fiduciary Obligations

A fiduciary under ERISA must:

i.	Act solely in the interest of the participants and their beneficiaries;

ii.	Defray the expenses of administration of the plan;

iii.	Act with the care, skill, prudence and diligence that a prudent man would use in the same situation;

iv.	Diversify plan investments to reduce the risk of large losses unless it is clearly prudent not to do so; and

v.	Act according to the terms of the plan documents, to the extent the documents are consistent with ERISA.

D.	Prudent Man Standard.

Where Elk Creek Partners acts as an adviser to an ERISA plan, it must adhere to the “Prudent Man Standard” which generally requires that an adviser act solely in the interest of the plan using the skill, care, prudence and diligence of a prudent man. The Prudent Man Standard considers the total performance of the entire portfolio rather than the actual performance of any particular investment.

E.	Appropriate Consideration

The Prudent Man Standard is deemed satisfied if Elk Creek Partners has given appropriate consideration to the facts and circumstances that it knows or should know are relevant, including the role the investment plays in the plan’s investment portfolio. This is often referred to as the “prudent expert” rule.

F.	Investment Policy Statement

1.	ERISA plans shall be formulated to include an Investment Policy Statement which:

i.	Defines the purpose of the plan;

ii.	Describes suitability; and

iii.	Establishes risk parameters, return requirements and portfolio diversification standards.

2.	The CCO should be familiar with the Investment Policy Statement of any ERISA plan for which Elk Creek Partners acts as an adviser.

G.	Directed Brokerage/Soft Dollar Services

1.	Definition

ERISA plan sponsors may direct Elk Creek Partners to execute its securities transactions for the plan through certain broker-dealers in return for research, performance evaluation, administrative services, master trustee services, discounted commissions or cash rebates. This area is also referred to as “soft dollar” arrangements.

2.	Requirements

ERISA requires Elk Creek Partners and the plan sponsors to act prudently and for a purpose that exclusively benefits the plan’s beneficiaries. In addition, to rely on the safe harbor of Section 28(e) of the 1934 Act, Elk Creek Partners must make a good faith determination that the amount of commission is reasonable, given the value of services provided by the broker.

H.	Use of Affiliated Brokers

1.	Restrictions

ERISA prohibits certain transactions between ERISA plans and entities that have specified types of relationships with the plan. Entities in this category are referred to as “Parties in Interest.”

2.	ERISA Exemptions

The following conditions must be met in order to qualify for an exemption to the prohibition against using an affiliated broker:

i.	The transaction must not be excessive under the circumstances, either in amount or in frequency;

ii.	The transaction must be executed pursuant to a written authorization executed by a plan fiduciary who is independent of the adviser or broker;

iii.	The written authorization must be terminable at will by the plan without penalty; and

iv.	The affiliated broker must make annual disclosures to the authorizing fiduciary concerning, among other things, the total of all charges incurred by the plan that relate to securities transactions.

I.	Use of an Affiliated Mutual Fund

ERISA rules prohibit Elk Creek Partners from receiving a dual fee. As a result, Elk Creek Partners can only invest in shares of an affiliated mutual fund under certain conditions as outlined in ERISA Prohibited Transaction Exemption 77-4.

J.	Performance Fees

Performance fees are covered in Section 10.E of this manual.

K.	Proxy Voting

DOL Interpretive Bulletin 94-2 provides a summary of proxy voting duties for ERISA plan assets. The CCO should review this Bulletin prior to Elk Creek Partners exercising proxy voting rights in regard to any ERISA plan assets under management.

L.	Responding to Tender Offers

ERISA does not require Elk Creek Partners to automatically tender shares to capture a premium over market value. Rather, Elk Creek Partners must weigh the offer against the underlying intrinsic value of the subject entity and the likelihood that a higher value will be realized by current management.

M.	ERISA Bonding Requirements

1.	Fidelity Bond

ERISA Section 412 requires advisers with discretion over plan assets to ensure that a fiduciary bond is in place to protect the plan against loss from acts of fraud or dishonesty. If Elk Creek Partners renders investment advice to an ERISA plan, but does not have discretionary authority, it is not required to be bonded solely because it provides investment advice. A fidelity bond is only required where Elk Creek Partners handles funds or other plan property.

2.	Amount and Terms

Generally, the bond must be for not less than ten percent of the funds handled, subject to a minimum of $1,000 and a maximum of $500,000. The fidelity bond cannot have a deductible, and each ERISA plan must be named as an insured party under the bond. Alternatively, if permitted by the ERISA plan employer, Elk Creek Partners should seek to obtain the necessary coverage under the employer’s bond.

N.	Dual Fees

ERISA rules prohibit an adviser to an ERISA plan from imposing a dual fee. Generally this would prohibit Elk Creek Partners from receiving commissions or mutual fund “trails” from ERISA plan assets where Elk Creek Partners is also receiving an advisory fee. ERISA Prohibited Transaction Exemption 77-4 permits a pension fund adviser to invest ERISA plan assets in an investment company it sponsors only under specific conditions described therein.

O.	Self-Dealing

ERISA plan fiduciaries are prohibited under Section 406(b) of ERISA from participating in any self-dealing transactions. Under this rule, Elk Creek Partners may not, while acting as a fiduciary:

1.	Handle any transaction involving plan assets for its own account;

2.	Represent any party in any transaction involving plan assets where the party’s interests are adverse to the interests of the plan or its beneficiaries; or

3.	Receive any personal compensation from any party in connection with a transaction involving plan assets.

P.	Prohibited Transactions

1.	Prohibitions

ERISA Section 406(a) discusses certain prohibited transactions between fiduciaries and ERISA plans. Generally, fiduciaries are prohibited from:

i.	Engaging in any sale or exchange of assets between a party in interest and the plan;

ii.	Involvement in any loan or extension of credit between a party in interest and the plan;

iii.	Furnishing goods, services, or facilities between a party in interest and the plan; or

iv.	Transferring of any plan assets to a party in interest.

2.	Exemptions

ERISA rules recognize certain prohibited transaction exemptions (“PTEs”). Among the most important of the exemptions are:

i.	The Broker-Dealer Exemption

Broker-dealers registered under the 1934 Act that give investment advice solely incidental to their brokerage business and receive no special compensation for their advice, are exempt from the definition of an investment adviser. This exemption applies only to ERISA Section 406(b) transactions (“self-dealing”).

ii.	The Commissioned Sales Exemption

This exemption permits certain commissioned sales people (insurance agents, brokers, and pension consultants) to receive commissions on security sales to ERISA plans, provided the specific conditions described in PTE 84-14 are followed;

iii.	The Independent Qualified Professional Asset Management Exemption. This exemption permits certain transactions between parties in interest and an investment fund, provided the conditions described in PTE 84-14 are followed; and

iv.	The Securities Transactions and Commission Recapture Exemption. This exemption only applies to ERISA Section 406(b)

transactions (“self-dealing”) and permits fiduciaries to make securities transactions, collect commissions and make agency cross trades, provided that the provisions of PTE 86-128 are followed.

Q.	Policy

It is the policy of Elk Creek Partners to comply with ERISA rules when the advisor is acting as a fiduciary to an ERISA covered retirement plan.

R.	Procedure

The CCO or their designee shall have access to a list of all clients that are retirement accounts covered by ERISA. On a regular basis, no less than annually, the CCO or their designee shall, by review of the ERISA covered accounts and the activities of Elk Creek Partners, determine that the provisions of ERISA that apply to Elk Creek Partners have been followed. Annually, this is done formally in an ERISA audit. Each employee shall on no less than an annual basis complete an attestation as to their behavior and knowledge relating to ERISA accounts that shall be reviewed and maintained by the CCO. The COO will undertake the responsibility to ensure adequate ERISA bonding as necessary. The CCO will also review and log details of all investment policy statements for ERISA clients prior to Elk Creek Partners taking control of that client’s assets.

13.	COMPLAINTS

A.	Supervisory Responsibility

The CCO shall be responsible for ensuring that all written and electronically transmitted customer complaints are handled in accordance with all applicable laws, rules and regulations and in keeping with the provisions of this section.

B.	Definition

The term “complaint” is generally defined as, “any written statement of a customer, or any person acting on behalf of a customer, alleging a grievance involving the activities of those persons under the control of Elk Creek Partners in connection with the solicitation or execution of any transaction or the disposition of securities or funds of that customer”.

C.	Handling of Customer Complaints

1.	Representatives and Members or employees

Covered Persons must notify the CCO immediately upon learning of the existence of a customer complaint, and provide the CCO with all information and documentation in their possession relating to such complaint. Covered Persons are expected to cooperate fully with Elk Creek Partners and with regulatory authorities in the investigation of any customer complaint.

2.	Review

Elk Creek Partners takes all customer complaints seriously and the CCO shall promptly initiate a review of the factual circumstances surrounding any written complaint that has been received.

3.	Record Keeping Requirements

Elk Creek Partners shall maintain a separate file for all written and electronically transmitted customer complaints in its Main Office, to include the following information:

i.	Identification of each complaint;

ii.	The date each complaint was received;

iii.	Identification of each Covered Person servicing the account;

iv.	A general description of the matter complained of;

v.	Copies of all correspondence involving the complaint; and

vi.	Information as to how the complaint was resolved and steps taken to reach resolution

D.	Policy

It is the policy of Elk Creek Partners to comply with the policy and procedures described above. The CCO shall maintain the records required by Item 3.

E.	Procedure

The CCO shall no less than annually review all items in the Complaint File to assure each item has been resolved. The review shall be memorialized by the CCO making a written record of the review. In addition, all Covered Persons attest annually, in a questionnaire, that they have passed on all complaints received to the CCO in a timely manner.

14.	CORRESPONDENCE

A.	Responsibility

The CCO shall be responsible for ensuring that all incoming and outgoing correspondence with the public is in compliance with applicable laws, rules and regulations governing the activities of Elk Creek Partners. The CCO shall periodically re-evaluate the effectiveness of Elk Creek Partners’ procedures regarding the review of correspondence and make revisions as necessary.

B.	Locations through Which Correspondence May be Sent and Received

Covered Persons must send and receive all correspondence at such locations and through such channels as are designated by Elk Creek Partners. All business related correspondence of any kind, including electronic correspondence, must be sent and or received through the business address or e-mail address provided by Elk Creek Partners.

C.	Records. Copies of all business related correspondence shall be maintained at the Main Office or in other storage as disclosed in Form ADV Part 1A for a period of not less than 5 years, usually in the client file or electronic storage system. Electronic correspondence may be retained in the format in which it was received.

D.	Policy

All business related correspondence sent to clients from Elk Creek Partners must be reviewed by the CCO or their designee for compliance with all applicable laws, rules and government regulations. The review may be made after the communication is sent. If the CCO or their designee is unsure of the appropriateness of correspondence, the opinion of outside legal counsel will be sought before approving the correspondence.

Elk Creek Partners will maintain copies of all business related correspondence for a minimum period of five years from the date of the correspondence. Written correspondence may be scanned and saved in electronic form. Electronic correspondence may be printed and saved as a paper document or saved in its electronic form. A paper copy of the business related correspondence may, but is not required to be, retained for convenience.

It is Elk Creek Partners’ policy to, in some cases, use electronic means to deliver disclosures and other required communications to clients where they have indicated a willingness to receive such documents in this manner.

1.	Access

It is the policy of Elk Creek Partners that clients who are provided information through electronic delivery should have access to that information comparable to that which would be provided if the information were delivered in paper form.

Elk Creek Partners has chosen to use “PDF” format for documents sent to clients. Elk Creek Partners shall:

i.	Inform investors of the requirements necessary to download PDF when obtaining consent to electronic delivery; and

ii.	Provide investors with, or instructions to obtain, any necessary software and technical assistance at no cost.

E.	Procedure

1.	Incoming Correspondence

The CCO or their designee must review all incoming correspondence from clients or potential clients. The purpose of this review is to detect any complaints, any independent activities not disclosed, or any activity prohibited by this manual and other regulations.

2.	Outgoing Correspondence File

All outgoing business related correspondence (including mail, fax and electronic mail), must be reviewed and approved by the Chief Compliance Officer or their designee. Creation of the document by a designated individual shall be deemed to be reviewed and approved.

Regular U.S. Postal Service and overnight delivery shall be sent from and only communicated to clients as:

Elk Creek Partners

44 Cook St., Suite 705

Denver, CO 80206

3.	Delivery of Documents to Clients Electronically

It is compliant with Elk Creek Partners’ policy to use electronic means to deliver disclosures and other required communications to clients in both paper and electronic media.

Before Elk Creek Partners uses electronic media to deliver required communications to the client, the client will complete and return a written acknowledgement of their willingness to accept the delivery of such information through electronic media and has actual notice that the personal financial information will be delivered electronically. This acknowledgement typically occurs as part of our standard Investment Management Agreement. Therefore, in order to ensure that personal financial information can be delivered in a manner that maintains the information’s confidentiality, Elk Creek Partners will obtain the intended recipient’s informed consent prior to delivering required disclosures or personal financial information electronically.

Each client electing to receive required disclosures or Personal Financial Information via electronic media shall complete and return a written request and the request shall be maintained in the books and records of Elk Creek Partners.

4.	Evidence of Delivery

The CCO shall on a regular basis confirm that there is a system in place to identify recipients that:

i.	Were sent a required document and a receipt was not received in return;

ii.	Were sent a required document and the message returned a response of “undeliverable” or similar; or

iii.	Were sent a required document and the message was not opened within thirty (30) days.

An attempt must be made to resend the document. If no success is obtained on the second attempt and the cause cannot be cured, the account will be removed from electronic communication approval status and the document and following documents will be sent in paper form.

5.	Approved Required Disclosures

Elk Creek Partners has approved the following documents to send via electronic media:

i.	Consent to assignment of the advisory contract;

ii.	Notification to clients of a change in control of Elk Creek Partners;

iii.	Written disclosure and consent to principal transactions (if applicable);

iv.	Delivery of Elk Creek Partners’ Form ADV Part 2A or “brochure” initially and as required for updates throughout the client relationship;

v.	Disclosure regarding advisory arrangements involving performance fees (if applicable);

vi.	Written disclosure about Elk Creek Partners’ role in agency cross transactions, both written confirmation of each transaction and an annual written disclosure statement (if applicable);

vii.	Disclosure relating to adviser custody of client assets; and

viii.	Disclosures to be made by solicitors who receive cash solicitation fees from advisers and a signed and dated acknowledgement from clients of the receipt of the investment advisers and solicitors written disclosure statements (if applicable).

6.	Designated Persons

The Managing Director of Sales and Marketing is a designee of the CCO with regards to the review and approval of client communications. The Managing Director of Sales and Marketing will consult the CCO with any questions regarding the appropriateness or compliance of client communications.

15.	ELECTRONIC COMMUNICATIONS

A.	Supervisory Responsibility

The CCO shall be responsible for ensuring that Elk Creek Partners’ use of electronic media for communication purposes is in conformance with applicable laws, rules and regulations. Elk Creek Partners’ use of such electronic media may include, but is not limited to:

1.	Reporting of and accessing information from regulatory authorities;

2.	Delivery of disclosure documents and other notifications to clients;

3.	Correspondence through use of E-mail and Instant Messaging;

4.	Use of facsimile machines;

5.	Use of video teleconferencing; and

6.	Use of Internet web sites, chat rooms and bulletin boards.

B.	Review

The CCO or their designee shall review Elk Creek Partners’ use of electronic communications at regular and frequent intervals to ensure the following:

1.	Notice

That electronic notification to customers are sent in a timely manner and are adequate to properly convey the message;

2.	Access

That customers who are provided with information electronically are also given access to the same information as would be available to them in paper form;

3.	Evidence of Delivery

That procedures ensure that delivery obligations are met when using electronic mail, including obtaining of customer’s informed consent;

4.	Security

That reasonable precautions have been taken to ensure the integrity, confidentiality and security of information sent through electronic means and that such precautions have been tailored to the medium used; and,

5.	Consent

That prior to sending personal financial information electronically, Elk Creek Partners has obtained the informed consent of the recipient (unless responding to a request for information made electronically); and

6.	Code of Ethics

That there is no evidence of violations of Elk Creek Partners’ standards for ethical conduct.

C.	Advertising and Sales Literature

Where an electronic medium is used to disseminate advertisements for Elk Creek Partners’ services or other information that is not subject to a delivery requirement, it will be subject to the same requirements that apply to such communications made in paper form.

D.	Policy

It is the policy of Elk Creek Partners to use electronic communication methods with clients and in general business as described in this section and in the Correspondence section of this manual.

E.	Procedure

The CCO or their designee will regularly review e-mail communications of all covered persons to ensure compliance with the above standards. Employees that wish to send personal communications should use alternative e-mail accounts to do so. All Elk Creek Partners business conducted via email must be done from an Elk Creek Partners e-mail address. Control Persons should not post any information regarding Elk Creek Partners, clients of Elk Creek Partners or other members or employees of Elk Creek Partners on any social networking or other websites.

The CCO shall, on no less than an annual basis, make a written report of their review, analysis, and opinion of Elk Creek Partners’ use of electronic communications and compliance with company policies and rules. This is normally done in conjunction with Elk Creek Partners’ Annual Compliance Review.

16.	SAFEGUARDS

A.	Purpose

Elk Creek Partners has established policies and procedures to accomplish the following goals:

1.	Client Information

To insure the security and confidentiality of customer records and information;

2.	Disaster

To protect against any anticipated threats or hazards to the security or integrity of such records; and

3.	Access

To protect against unauthorized access to or use of such records or information which could result in substantial harm or inconvenience to any customer”.

4.	Safeguarding Client Information

Elk Creek Partners as a “financial institution” as described by federal regulation has adopted a firm policy to protect the privacy of information we obtain from individuals who use our services.

B.	Policy

Elk Creek Partners, LLC, its employees, associates and/or affiliates herein after (Elk Creek Partners) collects nonpublic data about our clients from information we receive on new account paperwork including W-9s, disclosure forms and prior custodial statements. Categories of nonpublic personal information we collect may include name, address, tax id number, assets and transaction data (such as trades), asset flows to and from the account and dividends received. We believe the collection of this information comes with the responsibility to manage it in a way that ensures safety and privacy for our clients. In this regard, Elk Creek Partners holds itself to the highest standards in safekeeping the personal and financial information of our clients.

All information regarding client identity, security holdings and financial status will be kept strictly confidential. We maintain physical, electronic and operational safeguards to protect this information. Some of these safeguards include, firewalls on our IT infrastructure, the use of account aliases on physical records and physical security measures taken to secure our offices.

In the normal course of business, we sometimes find it necessary to provide information about our clients to entities that provide a service on behalf of Elk Creek Partners. These entities may include: executing brokers for securities transactions, our proxy voting consultant or custodians. Elk Creek Partners expects that these entities will maintain the strict privacy and confidentiality policies in place at our firm.

Other than for the purposes discussed above, we do not disclose any of our clients’ nonpublic, personal information unless we are directed by our clients to provide it, or we are legally required to provide it to a governmental agency. Notwithstanding the foregoing, Elk Creek Partners may disclose client information in connection with any explanation of services rendered to professional organizations to which Elk Creek Partners or its affiliated persons belong.

C.	Procedure

As part of its plan, Elk Creek Partners has:

1.	Designated Elk Creek Partners’ CCO to coordinate the safeguards;

2.	Identified and assessed the risks to client information in the firm’s operation, and evaluate the effectiveness of the current safeguards for controlling these risks. These risks include:

i.	Loss of client information due to Elk Creek Partners’ own computer system failure;

ii.	Loss of client information due to a natural or manmade disaster preventing normal operations;

iii.	Use of client information for any purpose other than providing services by Elk Creek Partners.

3.	Designed and implemented a safeguards program, and system to regularly monitor and test it;

4.	Selected appropriate service providers, if appropriate, and contract with them to implement safeguards; and

5.	Evaluate and adjust the program in light of changes in the company’s business arrangements or operations, or the results of testing and monitoring of safeguards.

D.	Data Backup Procedures

1.	Daily

i.	All files are backed up to a replicated environment, at a data center, leaving us with an off-site, secure copy of all files. E-mails and instant messages (IMs) are saved for seven (7) years by an automated archiving service called Smarsh. Smarsh allows for e-mail and IM monitoring, key word notification and easy recall in order to produce archived emails on demand.

ii.	Both files and e-mail communications can thus be accessed anywhere an Internet connection can be found with a minimal amount of lead time.

iii.	The CCO shall review the backup procedures and backup history at least annually. In addition, the CCO will oversee the testing of Elk Creek Partners’ business continuity plan at least annually.

2.	Annually

On no less than an annual basis the CCO shall review the risks originally identified, through interaction with staff, strive to identify new risks and make an overall determination if the protections put in place are adequate.

The CCO shall make a written record of their assessment of the backup system and implement changes if necessary.

Please see the Elk Creek Partners Business Continuity Plan for more detail.

3.	Written records required by this procedure

Record of an annual review and assessment that the system is adequate. This memo should include a discussion of the prevention of access to the system.

E.	Access to Client Information

To protect the client’s personal information from access by persons not authorized by Elk Creek Partners, the company has instituted the following procedures:

1.	Vendors agree not to share any information that they may learn in the process of providing services to Elk Creek Partners or its clients;

2.	Covered Persons agree not to share or use for themselves any information that they may learn in the process of providing services to Elk Creek Partners or its clients;

3.	Computer systems are protected by usernames and passwords to help prevent unauthorized access to client information; and

4.	Computer systems are protected by hardware and software programs to help prevent unauthorized access to client information.

F.	Monitoring Procedure

The CCO shall, on no less than an annual basis, evaluate and adjust the program in light of changes in the company’s business arrangements or operations, or the results of testing and monitoring of safeguards. A memorandum of the review shall be recorded and maintained. All covered persons attest annually that they have not violated Elk Creek Partners’ policies with regards to the treatment of client information.